Exhibit 10.2

CREDIT FACILITY AGREEMENT refinanced by Hungarian Export-Import Bank Plc. Contract no.: TCF-DK-18/2012

between

ZOLTEK VEGYIPARI ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG
 as Borrower

and

RAIFFEISEN BANK ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG
as Bank

H-1037 Budapest, Szépvölgyi út 43.
T: +36 1 430 1510
F: +36 1 430 1511
W: www.hplegal.eu

TABLE OF CONTENT

PART I DEFINITIONS		4

1.	Definitions and interpretation	4

PART II THE FACILITY		11

2.	The Facility	11

3.	Purpose	11

PART III UTILIZATION		12

4.	CONDITIONS PRECEDENT	12

5.	Disbursement of the Loan	15

PART IV REPAYMENT, PREPAYMENT		16

6.	Repayment	16

7.	Prepayment	16

PART V INTERESTS, FEES AND COSTS		20

8.	Interest on the Loan	20

9.	Interest Periods	20

10.	Fees and costs	20

11.	Default interest	21

PART VI FURTHER PAYMENT OBLIGATIONS		23

12.	Tax gross-up	23

13.	Increased costs	23

14.	Indemnities and mitigation	23

PART VII COLLATERALS		25

15.	Collaterals	25

PART VIII REPRESENTATIONS, UNDERTAKINGS, EVENTS OF DEFAULT		26

16.	Representations	26

17.	Information undertakings	31

18.	General undertakings	33

19.	Events of Default	37

PART IX CHANGES TO PARTIES		40

20.	Assignments and transfers by the Bank	40

21.	Changes to the Obligors	40

PART X ADMINISTRATION		41

22.	Payments	41

23.	Payment notice	42

24.	Set-off by the Bank	42

25.	Notices	42

26.	Prima facie evidence and calculations	43

27.	Partial invalidity	43

28.	Remedies and waivers	43

29.	Review	43

30.	Waiver from bank secret	43

31.	Data protection	44

32.	Central Credit Information System	44

33.	Prior written consents	44

PART XI GOVERNING LAW, JURISDICTION AND GOVERNING LANGUAGE		45

PART XI GOVERNING LAW, JURISDICTION AND GOVERNING LANGUAGE		45

34.	Governing law	45

35.	Jurisdiction	45

36.	Governing language	46

37.	Effect and amendments	46

38.	Schedules	46

SCHEDULE 1 FORM OF UTILIZATION REQUEST		49

SCHEDULE 2 BANK ACCOUNTS		50

SCHEDULE 12 LIST OF REAL PROPERTIES		66

This Credit Facility Agreement (hereinafter: the "Credit Facility Agreement") is entered into on the date and place indicated below by and between

1.
ZOLTEK VEGYIPARI ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG (a private company limited by shares, incorporated under the laws of Hungary having its registered seat at Varga József tér 1., 2537 Nyergesújfalu, Hungary, registered under the company registration number Cg. 11-10-001447) as borrower ("Borrower"); and

2.
RAIFFEISEN BANK ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG (a private company limited by shares, incorporated under the laws of Hungary having its registered seat at Akadémia utca 6., 1054 Budapest, Hungary, registered under the company registration number Cg. 01-10-041042) as lender bank ("Bank").

RECITALS

(A)
The Borrower and the Bank concluded an uncommitted credit line agreement under the contract no. EB-1/2001 dated on 15 May 2001 for the provision of an uncommitted credit line up in the maximum amount of HUF 5,544,000,000, which was amended several times, on 26 August 2010 at the latest ("Original Uncommitted Credit Line Agreement").

(B)
Simultaneously with the signing of this Credit Facility Agreement, the Parties amended the Original Uncommitted Credit Line Agreement in a restated form in accordance with which the maximum credit line is increased to HUF 10,350,000,000 ("Uncommitted Credit Line Agreement").

(C)
The Borrower needs a EUR credit facility as contemplated in this Credit Facility Agreement for the pre-financing of its production activity, which is accounted as export revenue in conformity with the applicable accounting regulations. Considering the financing needs of the Borrower, the Bank intends to finance the export activity of the Borrower and therefore the Parties conclude this Credit Facility Agreement under the Uncommitted Credit Line Agreement.

(D)
For the purpose of providing the funding sources of the financing defined in this Credit Facility Agreement, the Bank as borrower and Hungarian Export-Import Bank Private Limited Company as lender conclude a separate refinancing loan agreement.

NOW THEREFORE THE PARTIES HERETO AGREES AS FOLLOWS:

PART I
DEFINITIONS

1.             Definitions and interpretation

1.1     Definitions

The following defined terms shall have the following meaning when used in this Credit Facility Agreement:

"Act on Accounting" means Act No. C of 2000 on accounting as amended from time to time including any laws and regulations replacing it after the date of this Credit Facility Agreement.

"Act on Financial Institutions" means Act No. CXII of 1996 on the credit institutions and financial enterprises as amended from time to time including any laws and regulations replacing it after the date of this Credit Facility Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or any other Subsidiary of the Holding Company of that person.

"Agricultural Commodities" mean the products of agricultural land, livestock, fishing and the products directly related to the first level processing of these products, which are listed in schedule I referred to by Article 31 of the Treaty establishing the European Community (Rome Treaty).

"Bank Accounts" means the bank accounts of the Borrower held with any financial institution in Hungary as listed in Schedule 2 hereto.

"Bank Guarantee Frame Agreement" means the bank guarantee frame agreement in the maximum amount of HUF 3,480,000,000 concluded by the Borrower and the Bank under the contract no. EG-11/2007 dated on 11 September 2007 and amended  on or about the date of this Credit Facility Agreement.

"Bank’s Legal Advisor" Hajdu & Pázsitka Law Office (seat: Szépvölgyi út 43., 1037 Budapest, Hungary).

"Break Costs" means the amount which is equal to the difference of the base cost referred to in the Interest Balancing Decree and the amount of the interest, which Eximbank should have received by placing an amount equal to the prepaid principal amount on deposit with a leading bank in the European interbank market for a period starting on the first Business Day following the date of prepayment to the last day of the current interest period under the Eximbank Facility Agreement, and about which Eximbank notifies the Bank at least two Business Days prior to the date of prepayment in writing.

"Business Day" means a day (other than a Saturday or Sunday or any national holiday in Hungary) on which Eximbank is open for general business and on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (TARGET) is available for the settlement of EUR payments.

"CIRR" Commercial Interest Reference Rate published by the Secretariat of OECD determined under the OECD Agreement, which is a reference interest rate applicable to loans up to 2-5 years maturity and with fixed interest rates in accordance with the currency of the loan. The Bank will notify the Borrower of the actual interest rate under the notice attached in Schedule 11 hereto.

"Civil Code" means Act No. IV of 1959 on the Hungarian Civil Code as amended from time to time including any laws and regulations replacing it after the date of this Credit Facility Agreement.

"Collaterals" mean the collaterals as defined in part IV of the Uncommitted Credit Line Agreement and any other collateral established to secure the liabilities of the Borrower under or in connection with the Finance Documents.

"Commitment Period" means the period commencing on [15 June 2012 and ending on 15 July 2012.] [to be confirmed] [OPEN]

"Default" means an Event of Default or any event or circumstance specified in Clause 19 (Events of Default) which, with the expiry of a cure period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing, would be an Event of Default.

"Disbursement Account" means the bank account number 12025000 - 00160896 – 01000005 of the Borrower held with the Bank.

"Encumbrance" means (a) mortgage, fixed charge, pledge, charge, lien, possessory charge, assignment (whether conditional or unconditional), security deposit, claim or other encumbrance or security interest whatsoever securing any obligation of any person; (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or (c) any other type of agreement or arrangement (including, but not limited to, title transfer and retention arrangements) having a similar effect.

"EUR" the lawful currency of the member states of the European Union that adopted such currency as their lawful currency in accordance with legislation of the European Union.

"Event of Default" means any event or circumstance specified as such in Clause 19 (Events of Default).

"Eximbank" means Hungarian Export-Import Bank Private Limited Company (registered seat: Nagymező u 46-48., 1065 Budapest, Hungary; registered under the company registration number: 01-10-042594).

"Eximbank Facility Agreement" means the credit facility agreement concluded between Eximbank as lender and the Bank as borrower on or about the date of this Credit Facility Agreement for the purpose of providing the funding source of the financing defined in this Credit Facility Agreement.

"Facility" means the medium-term loan facility made available to the Borrower by the Bank up to the maximum amount of EUR 13,600,000 as determined in Clause 2 (The Facility).

"Final Maturity Date" 31st May 2017.

"Finance Documents": means the Uncommitted Credit Line Agreement, this Credit Facility Agreement, the Overdraft Facility Agreement, the Bank Guarantee Frame Agreement, the Security Documents and any other document or agreement entered into or to be entered into pursuant to any of the forgoing and expressly so designated by the Bank and the Borrower, and "Finance Document" means any and each such document or agreement.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed from and/or owed to any financial institution;

(b)	any amount raised by bonds or other debt securities;

(c)	receivables sold or discounted;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Hungarian Accounting Standards, be treated as a finance lease;

(e)
the amount of any liability in respect of any purchase agreement (other than trade accounts payable incurred in the ordinary course of business) the payment under which is deferred for a period in excess of sixty (60) days;

(f)	any derivative transaction entered into in connection with protection against fluctuation in any rate or price;

(g)	any amount raised under any other transaction having the commercial effect of a borrowing;

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to above.

"Financial Report" the consolidated and non-consolidated balance sheet, profit and loss account and ledger of the Borrower and the related schedules and auditor report in respect of the relevant business year or in respect of the relevant period.

"Funded Export Transaction" means those sales transaction(s) which are subject to this Credit Facility Agreement but does not fall within the scope of excluded transactions as defined in clause [12.2] of the Eximbank Facility Agreement and Clause 16.22(a) (Export transactions) of this Credit Facility Agreement and under which the Borrower accounts for export revenues in conformity with the applicable accounting regulations. Funded Export Transactions shall comply with the requirements set out clause [12.1] (Funded export transactions) of the Eximbank Facility Agreement and Clause 16.22 (Export transactions). The indicative list of Funded Export Transactions disclosed at the date of this Credit Facility Agreement is set out in Schedule 9 hereto.

"HAS" or "Hungarian Accounting Standards" means, at any time, the accounting standards and principles applicable in the Republic of Hungary from time to time.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"HUF" means the lawful currency of Hungary at the time of the signing of this Credit Facility Agreement.

"Insurance" means the property, liability, shutdown and other policy or policies taken out or to be taken out by the Borrower with a prime insurance company licensed to practice in Hungary approved in advance in writing by the Bank, which policy or policies at all times during the term of this Credit Facility Agreement provides or provide full and comprehensive cover in respect of the Real Properties and all the Borrower's activities, business, operations, assets and revenues to the extent required by the Bank, and available in the Hungarian insurance market.

"Interest Balancing Decree" Government Decree No. 85/1998. (V.6.) on the interest balancing system of Eximbank as amended from time to time and including any laws and regulations replacing it after the date of this Credit Facility Agreement.

"Interest Payment Dates" means the last day of each Interest Period.

"Interest Period" means, in relation to the Loans, each period determined in accordance with Clause 9 (Interest Periods).

"Interest Rate" CIRR + 2.50% p.a., the rate of which is fixed for the entire duration of the Term and which is determined at the signing date of the Eximbank Facility Agreement.

"Joint and Several Guarantee Agreement" means the joint and several guarantee agreement concluded on or about the date of this Credit Facility Agreement between the Owner as guarantor and the Bank for the purpose of securing the liabilities of the Borrower under or in connection with the Finance Documents.

"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being thereof.

"Material Adverse Effect" means an event or circumstance that has a material adverse effect on any of the following:

(a)	the ability of the Borrower to comply with its financial covenants under the Finance Documents; or

(b)	validity or enforceability of any of the Finance Documents.

"Measurement Dates" mean the last days of the periods specified as 12-month, 24-month, 36-month, 48-month, 60-month following the disbursement of the Loan and the Final Maturity Date.

"Measurement Periods" mean the period commencing on the date of the disbursement of the Loan and ending on the first Measurement Date and the periods elapsing between two consecutive Measurement Dates.

"Military Equipment" means any product, which falls within the sections I-XXVI of the schedule of Act No. CIX of 2005 on the permission of military products and military services provided that such product does not qualify as a double usage product under EC regulation No. 428/2009 of the Council of the European Union.

"Monitoring Dates" mean 30 September 2013, 30 September 2014, 30 September 2015, 30 September 2016 and 30 September 2017.

"NAV" Hungarian National Tax and Custom Authority.

"OECD" Organization for Economic Co-operation and Development.

"OECD Agreement" Arrangement on Officially Supported Export Credits as published and applied by OECD from time to time.

"Overdraft Facility Agreement" means the multicurrency overdraft facility agreement in the maximum amount of HUF 1,120,000,000 available in HUF, USD and EUR concluded by the Borrower and the Bank under the contract no. EMC-1/2009 dated on 5 January 2009 which was amended several times previously and on or about the date of this Credit Facility Agreement.

"Owner" means Zoltek Companies, Inc. (incorporated under the law of state of Missouri having its registered seat in US-3101 Mckelvey Road, St. Louis, Missouri 63044).

"Party" or "Parties" mean the Borrower, the Bank or the contractual or legal successors thereof.

"Permitted Encumbrances"

-	the Encumbrances established under the Finance Documents;

-	any Encumbrance arising by the mandatory operation of law;

-
landlord’s carriers, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers and other like liens imposed by law or pursuant to customary reservations or retentions of title, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days with the exception that no such Encumbrance may be established on the receivables being the subject of the Collaterals;

-
deposits and advances to suppliers in the usual and ordinary course of business and/or to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each in the ordinary course of business with the exception that no such Encumbrance may be established on the Real Properties or on the receivables being the subject of the Collaterals;

-
normal and customary rights of set-off upon deposits of cash in favour banks or other depository institutions with the exception that the bank accounts held at the Bank may be encumbered only in favour of the Bank;

-	Encumbrances imposed by law for taxes that are not yet due or are being contested in good faith;

-	pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

-
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

-	any interest of title of a lessor under leases permitted by this Agreement;

-
Encumbrances of sellers of goods arising under applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

-
any Encumbrance on any property or asset of the Borrower or any Subsidiary (including the proceeds thereof) existing on the date hereof and set forth in Schedule       ;  provided that (i) such Encumbrance shall not apply to any other property or asset of the Borrower or Subsidiary and (ii) such Encumbrance shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

-
Encumbrances on and/or finance leases of fixed or capital assets (including the proceeds thereof) acquired, constructed, improved or leased by the Borrower or any Subsidiary after the date of this Agreement; provided that such Encumrances shall not apply to any other property or assets of the Borrower or such Subsidiary; and

-	any Encumbrance established with the prior written consent of the Bank.

"Raiffeisen Group" means the Bank and any and all companies, over which the Bank, its owner, or one of its subsidiaries has control, or which have control over the Bank or any of its subsidiaries, including the subsidiaries of all the above companies including any subsidiary of Raiffeisen Bank International AG in any country, Raiffeisen Lízing Zrt., the Raiffeisen Property Lízing Zrt., RB Kereskedőház Kereskedelmi Kft., Raiffeisen Eszközlízing Zrt., Raiffeisen Energiaszolgáltató Kft. and Raiffeisen Autó Lízing Kft.

"Real Properties" means the real properties listed in Schedule 12 hereto.

"Security Documents" means the documents concluded regarding the establishment of the Collaterals.

"Subsidiary" means any entity which (a) is controlled directly or indirectly by another entity or (b) is owned in respect of more than 50% of its shares by another entity.

"Term" means the period starting on the signing date of this Credit Facility Agreement and ending on the Final Maturity Date.

"Uncommitted Credit Line Agreement" means the uncommitted credit line agreement in the maximum amount of HUF 10,350,000,000 concluded by the Borrower and the Bank under the contract no. EB-1/2001 dated on 15 May 2001, which was amended several times and in restated form on the date of this Credit Facility Agreement.

"Utilization Date" means the date of the disbursement or the planned date of disbursement of the given Loan.

"Utilization Request" means a notice substantially in the form set out in Schedule 1 hereto.

1.2     Interpretations

Unless a contrary indication appears, any reference in this Credit Facility Agreement to:

"assets" include present and future properties, revenues and rights of every description;

"Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended;

"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

"law" and "regulation" includes any law, decree, regulation, directive, guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body or agency or other organization;

"month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last month of any period;

"person" includes any individual, company, corporation, government, state or agency of a state or a trust (whether or not having separate legal personality);

"tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" means value added tax as provided for in the applicable laws of Hungary;

1.3    Headings

Section, Clause and Schedule headings are for ease of reference only.

1.4   Time

A time of day is a reference to Budapest time unless expressly indicated otherwise.

PART II
THE FACILITY

2.	The Facility

Subject to the terms of the Uncommitted Credit Line Agreement and this Credit Facility Agreement, the Bank makes available to the Borrower a medium-term facility denominated in EUR up to the maximum amount of EUR 13,600,000 for the purpose of financing the export activity of the Borrower.

3.	Purpose

3.1    Purpose of the Facility

The Bank makes the Facility available to the Bank for purpose of financing the Funded Export Transactions. The Borrower shall apply all the amounts of the Loan disbursed from the Facility towards the financing of the Funded Export Transactions.

3.2     Monitoring

The Bank monitors the application of the Loans in accordance with the Eximbank Facility Agreement. The possible omission of the monitoring by the Bank does not release the Borrower from any of its liabilities or undertakings.

PART III
UTILIZATION

4.	CONDITIONS PRECEDENT

4.1     Initial conditions precedent

The Borrower may not deliver a Utilization Request unless the Bank has received all the documents and other evidence listed below in form and substance as satisfactory to the Bank and all of the following circumstances and conditions are fully met:

1.
A certified company registry extract, certificate of updated status (or similar document available under applicable foreign law) and signature specimen of the Borrower and the Owner dated not later than thirty (30) days prior to the date of this Credit Facility Agreement (original copies);

2.	the signature specimen of the Borrower in the application form provided by the Bank;

3.	duly executed original copies of the Finance Documents;

4.
a certified copy of the land registry extract of the Real Properties indicating that (i) the Borrower is the exclusive owner of the Real Properties, (ii) the Real Properties are free and clear of any Encumbrance and third party rights other than the Permitted Encumbrances, and (iii) the mortgage title specified in point IV./2.2. of the Uncommitted Credit Line Agreement is registered as side note in the Hungarian land registry and the Bank’s Legal Adviser confirmed that there is no legal obstacle before the final registration of the mortgage title into the land registry;

5.
The Security Documents which are required to be filed with the relevant registries have been so filed and the Collaterals created under said Security Documents have been duly registered save for the registration of the mortgages created under the real estate mortgage agreement (which is sufficient to be side-noted in the relevant land registry) specified in point IV./2.2. of the Uncommitted Credit Line Agreement;

6.
The certification issued by NAV not older than 30 days indicating that the Borrower does not have any expired public revenue (or similar) indebtedness or the Borrower is enlisted in the registry of the tax payers without expired public revenue indebtedness managed in accordance with point 32 of § 178 of the Act No. XCII of 2003 on Taxation. The Borrower acknowledges that the NAV certification submitted to the Bank and to be attached to the drawdown notice to be filed to Eximbank under the Eximbank Facility Agreement shall not be older than 60-day calculated from the submission of the drawdown notice to Eximbank. The Bank undertakes that in case the NAV certification does not comply with these requirements then it procures and submits a new certification from NAV without any delay upon the Bank’s request;

7.	Certifications issued by the local municipality not older than 30-day verifying that the Borrower does not have any expired public revenue indebtedness towards the local municipality;

8.	Legal opinion issued by the Bank’s Legal Advisor regarding the validity and enforceability of the Finance Documents and regarding the registration status of the Collaterals;

9.	Copies of the Insurance policies, on which the Bank is indicated as beneficiary (except in respect of liability insurance policies);

10.	Certification (e.g. effective company registry) verifying that the Borrower does not have any bank account other than those approved by the Bank and enlisted in Schedule 2 hereto;

11.	The Financial Report of the Borrower regarding the financial year of 2011 and the latest ledger and balance report of the Borrower;

12.	The latest profit and loss account of the Borrower, which verifies the accounting of the export revenue of the Borrower;

13.	The duly signed and effective original copies of the Eximbank Facility Agreement;

14.
The duly signed statement of the Borrower providing that its annual export revenue is at least twice more than the amount of the Facility provided by Eximbank to the Bank under the Eximbank Facility Agreement;

15.	The duly filled and signed anti-corruption declaration of the Borrower in the form and with the content determined in the Eximbank Facility Agreement and in Schedule 3 hereto;

16.	The duly filled and signed environmental protection declaration of the Borrower in the form and with the content determined in the Eximbank Facility Agreement and in Schedule 4 hereto;

17.	The duly filled and signed confidentiality declaration of the Borrower in the form and with the content determined in the Eximbank Facility Agreement and in Schedule 5 hereto;

18.
The duly filled and signed declaration of the Borrower regarding the fulfillment of the purpose of the loan in the form and with the content determined in the Eximbank Facility Agreement and in Schedule 6 hereto;

19.	The duly filled and signed money laundering declaration of the Borrower in the form and with the content determined in the Eximbank Facility Agreement and in Schedule 7 hereto;

20.	The duly filled and signed declaration of the Borrower regarding representative of the Borrower in the form and with the content determined in the Eximbank Facility Agreement and in Schedule 8 hereto;

21.
Certificate of origin issued by the relevant territorial body of the Hungarian Chambers of Commerce and Industry in respect of the subject matter of the Funded Export Transactions (the “Certificate of Hungarian Origin”) evidencing that the aggregate value of Funded Export Transactions is at least 50% of the amount of the Facility. In determining the origin, the provisions of the Interest Balancing Decree shall apply. The Borrower acknowledges that the Certificate of Hungarian Origin submitted to the Bank and to be attached to the utilization request in respect of the Eximbank Facility Agreement cannot be older than 60 days of the date of the utilization request to be submitted to Eximbank by the Bank. The Borrower undertakes that if the Certificate of Hungarian Origin does not comply with the above requirements, it shall obtain it at its costs and deliver it to the Bank without delay.

22.
All the documents and information requested by the Bank and Eximbank in respect of the Borrower (including in particular the export contracts, export invoices, introduction of the export revenues of the previous year etc.);

23.
Eximbank has accepted the refinancing request submitted by the Bank to Eximbank under the Eximbank Facility Agreement and all conditions precedent relating to the refinancing as set out in the Eximbank Facility Agreement have been satisfied.; and

24.	All the due financial fees and costs specified in the Finance Documents have been duly paid (including in particular the legal and notarization costs).

4.2    Further conditions precedent

In addition to the delivery and receipt of the documents referred to in Clause 4.1 (Initial conditions precedent) above, the Bank will only be obliged to disburse the Loan if on the date of the Utilization Request and on the proposed Utilization Date and during the period between them:

(a)	the representations to be made by the Borrower and the Owner under the Finance Documents are true in all respects; and

(b)	no Default is continuing or would result from the utilization of the Loan.

4.3     Miscellaneous

(a)
The Bank reserves the right to withdraw with its unilateral declaration from this Credit Facility Agreement or from the disbursement of the Loan prior to the disbursement after the examination of documents provided by the Borrower and the Owner, if in the reasonable opinion of the Bank the above documents point to such facts or conditions, which endanger the performance of the obligations of the Borrower and the Owner determined in the Finance Documents.

(b)
The waiver from the performance of any conditions precedent determined above falls within the exclusive discretion of the Bank and the Bank shall not be obliged to exercise it. If from the documents provided as conditions precedent the Bank is not able to assess undoubtedly whether the conditions precedent of the disbursement of Loan (thus among others the representations and the performance of undertakings under the Finance Documents) have been fully fulfilled or not, the Bank – upon its discretion – shall be entitled to request further documents, declarations.

(c)
The Bank shall be entitled to withdraw from the requisition, from the relevant contractual relationship for the fulfillment of legal regulations regarding the calculation of the capital adequacy index at any time, with immediate effect. The Borrower expressly acknowledges and accepts the provisions of the present Clause.

(d)
The Bank may suspend the utilization of the Facilities or withdraw from this Credit Facility Agreement or terminate this Credit Facility Agreement with immediate effect if the refinancing provided by Eximbank in relation to this Credit Facility Agreement is frustrated for any reason (including the event in clause 7.4 (Illegality under the Eximbank Facility Agreement)). In this case, the Parties shall start good faith negotiations with a view to agreeing on the provision of a loan based on standard market terms. This Clause cannot be considered as an undertaking from the Bank to provide loans to the Borrower on the basis of standard market terms.

(e)	The Bank shall not be liable for the damage of the Borrower and the Owner in any way which is due to the limitations specified in points (a) - (d) above.

5.	Disbursement of the Loan

5.1     Submission of the Utilization Request

The Borrower may request the disbursement by sending the Utilization Request in the form attached hereto as Appendix no. 1. to the Bank up to the available amount of the Facility. The Borrower shall send the Utilization Request by 15:00 a.m. on the tenth Business Day prior to the Utilization Date (in case of disputes the date shown on the admission stamp of the Bank shall be prevailing and applicable) at the latest, indicating the exact Utilization Date and the amount and currency of the Loan to be made. The Borrower may initiate one utilization from the Facility.

5.2     Filling of the Utilization Request

The Utilization Request shall include the amount of the claimed Loan, the planned date of the drawdown, the Disbursement Account as the beneficiary account of the drawdown, the Borrower’s declaration of completeness providing that the Conditions Precedent are fulfilled and that there is no Default and furthermore that the undertakings, representations and warranties specified under the Finance Documents are met as well and they are true and valid. Should a Utilization Request be given by the Borrower to the Bank then it shall be an irrevocable undertaking of the Borrower to utilize the Loan defined in the Utilization Request on the disbursement date indicated therein. The minimum amount of the Loan indicated in the Utilization Request shall be EUR 100,000.

5.3     Termination of the Facility

(a)
If, by the last day of the Commitment Period, the Borrower shall not take measures to draw the Loan or any part of it or if such measures are not in accordance herewith, the availability of the Facility shall cease and the Facility shall be terminated.

(b)	The Facility is also terminated, in case the total amount thereof is utilized.

5.4     Disbursement

In case the relevant conditions specified in this Credit Facility Agreement are fully met, the Bank disburses the Loan in accordance with the Utilization Request to the Disbursement Account. The Loan is disbursed in EUR.

PART IV
REPAYMENT, PREPAYMENT

6.	Repayment

6.1     Repayment of the Loan

(a)	The Borrower shall repay the Loan in equal installments on the Interest Payment Dates semi-annually.

(b)	The Borrower shall repay the remaining total outstanding amount of the Loan with all the accrued and accumulated interest, fees, charges and other costs on the Final Maturity Date.

6.2    Re-borrowing

The Borrower may not re-borrow any part of the Facility which is repaid or prepaid.

7.	Prepayment

7.1    Illegality

If, as a result of the introduction of, or any change in any law, it becomes unlawful in any applicable jurisdiction for the Bank to perform any of its obligations as contemplated by this Credit Facility Agreement or to fund or maintain its participation in any Loan:

(i)	the part of the Facility affected by the illegality shall be terminated immediately and the Bank may withdraw any of its further commitment undertakings by its unilateral declaration; and

(ii)
the Borrower shall repay the Loan on the earlier of (i) the last day of the Interest Period for the Loan occurring after the Borrower has received the above notification or (ii) the date specified by the Bank in the notice delivered to Borrower (being no earlier than the last day of any applicable grace period permitted by law).

In case of illegality, the Parties shall cooperate and shall take every reasonable measure to mitigate the negative effect thereof.

7.2     Voluntary prepayment

(a)
The Borrower may, by giving the Bank not less than 15 days prior notice, prepay the Loan or any part thereof (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of five hundred thousand Euros (EUR 500,000) per prepayment except in case the outstanding amount of the Loan is lower than that amount) at any time on Interest Payment Date.

(b)	Any prepayment made by the Borrower under paragraph (a) above shall be made together with accrued interest on the prepaid amount and any Break Costs.

(c)
If a transaction involved in the interest balancing system does not comply with the requirements of the Interest Balancing Decree as a result of prepayment, the Borrower shall, on demand of the Bank, reimburse the Bank for (i) all documented costs and expenses reimbursed by the Bank for Eximbank which arise from the loan provided to the Bank under the Eximbank Facility Agreement and which cannot be settled in the budget in the relevant calendar quarter and (ii) all reasonably incurred and documented costs and expenses which arise from the enforcement of any rights of Eximbank passed on to the Bank.

(d)	The prepayment notice shall be delivered to the Bank until a.m. 10:00 on the Business Day specified in point (a) above.

7.3    Mandatory prepayment

(a)
In case the Owner realizes directly or indirectly its shares or any part thereof in the Borrower with the prior written consent of the Bank the income of that sale shall be applied for the prepayment of the Loan unless the Bank approves to the alteration therefrom in advance in written form.

(b)
If the Bank is required to make a prepayment under the Eximbank Facility Agreement, the Borrower shall make a prepayment under this Credit Facility Agreement in an amount which corresponds with the amount to be prepaid under the Eximbank Facility Agreement. Prepayment of a loan under the Eximbank Facility Agreement shall be made in particular in the following events:

i)
the Borrower is excluded from the refinancing scheme of Eximbank pursuant to the Eximbank Facility Agreement and Clause 7.5 of this Credit Facility Agreement (Exclusion from the refinancing scheme of Eximbank);

ii)
a Funded Export Transaction is frustrated in whole or in part and cannot be replaced with another export transaction to the extent the aggregate amount of the Loan made under this Credit Facility Agreement (which shall equal with the amount of the loans made to the Bank under the Eximbank Facility Agreement) do not exceed 50% of the value of the Funded Export Transactions completed in any financial year following the first utilization hereunder;

iii)	in case as it is specified in Clause 7.4 (Illegality under the Eximbank Facility Agreement).

7.4    Illegality under the Eximbank Facility Agreement

The Borrower acknowledges and agrees that if it becomes unlawful or illegal for Eximbank to make any loans to the Bank or to maintain any loan for the Bank as a result of the introduction, adoption, change or change in the interpretation of any laws or regulation after the date of any Eximbank Facility Agreement, then after becoming aware of it Eximbank

(a)
is not required to provide any loans to the Bank under the relevant Eximbank Facility Agreement and the undrawn portion of the facility made available to the Bank is cancelled with immediate effect to the extent to comply with the requirements to avoid illegality; and

(b)
subject to the effectiveness of the applicable laws and regulations the Bank shall, at the end of the last day of the relevant Interest Period or on any other day subsequent to the last day of the relevant Interest Period as determined by Eximbank which shall not be later than the last day of the grace period provided for in the applicable laws, prepay the Loan outstanding under the Eximbank Facility Agreement without any fees and costs to the extent required to avoid illegality.

7.5    Exclusion from the Eximbank refinancing scheme

The Borrower acknowledges and agrees that Eximbank is entitled to accelerate the loans made under the Eximbank Facility Agreement to the Bank and declare them due and immediately payable and exclude the Borrower from the Eximbank refinancing scheme by unilateral written notice to the Bank if:

(a)	the Borrower fails to deliver the information to the Bank set out in this Credit Facility Agreement and does not remedy this failure within 15 days of the receipt of the Bank’s demand;

(b)	Eximbank becomes aware of the frustration of the relevant Funded Export Transaction after the termination of this Credit Facility Agreement;

(c)	the Borrower has made a misrepresentation in connection with this Credit Facility Agreement.

7.6    Miscellaneous

(a)	Any notice of prepayment given by under this Credit Facility Agreement shall be irrevocable and shall be paid with accrued interests accumulated on the prepaid amount.

(b)
The prepaid amounts cannot be re-borrowed and will be accounted in conformity with the provisions of the Eximbank Facility Agreement, in accordance with which the prepaid amounts will be accounted in inverse chronological order except in case the Bank informs the Borrower in written form otherwise within five (5) Business Day following the receipt of the written notice of prepayment by the Bank.

(c)	The Borrower may prepay any amount only in conformity with the provisions of this Credit Facility Agreement and no other prepayment is permitted.

(d)
The Borrower acknowledges that Eximbank will, by the 20th day following the last day of each calendar quarter, inform in writing the Bank about the extent of the interest subsidy settled in the relevant calendar quarter. If under the notification of Eximbank the interest subsidy applied by the Borrower under this Credit Facility Agreement exceeds the interest subsidy available to the Borrower or otherwise the Borrower is not entitled to such subsidy, the Borrower shall, within 7 Business Days after the receipt of the Bank’s written notice, prepay the amount of any unlawful subsidy set out in the Bank’s notice (mandatory prepayment).

PART V
INTERESTS, FEES AND COSTS

8.	Interest on the Loan

The Borrower shall pay interest in the percentage equal to the Interest Rate on the outstanding amount of the Loan calculated under each Interest Period until the repayment of the total amount of the Loan on the Interest Payment Dates. In case this Credit Facility Agreement does not provide otherwise the interest on the Loans shall be paid on the Interest Payment Date subsequently on the relevant Interest Period.

9.	Interest Periods

9.1     Term of the Interest Periods

Subject to this Clause 9:

(a)	the term of Interest Period applicable to the Loan shall be 6-month;

(b)
the first day of the first Interest Period on the Loan shall be the date of disbursement of the Loan and the last day of that Interest Period shall be the calendar day equivalent with the calendar day of the disbursement day of the sixth month following the disbursement of the Loan. The subsequent Interest Period shall commence on the day following the last day of the previous Interest Period and shall end on the same calendar day of the sixth month following thereafter. The last Interest Period shall end on the Final Maturity Date. (For example in case the Loan is disbursed on 12th June then the first day of the Interest Period shall be 12th June and the last day of that Interest Period shall be 12th December. The subsequent Interest Period shall commence on 13th December and shall end on 13th May 2012).

9.2     Business Days

In case an Interest Period would end on a day which is not Business Day, then the given Interest Period shall end on the following Business Day in the same month, or in case there is not any, then shall end on the Business Day being directly before such day.

9.3    Basis of calculation

Any interest and default interest to be paid under this Credit Facility Agreement by the Borrower shall be calculated on the basis of a three hundred and sixty (360) days calendar year and in accordance with the actual days lapsed.

10.	Fees and costs

10.1     Arrangement Fee (Front-end fee)

The Borrower shall pay an arrangement fee amounting to 0.5% of the total amount of the facility made available to the Bank by Eximbank under the Eximbank Facility Agreement. The arrangement fee will be deducted from the amount of the first disbursement under this Credit Facility Agreement but in any case shall be paid by the Borrower on [*] 2012 at the latest if no disbursement is made until that date.

10.2    Commitment Fee

The Borrower shall pay a commitment fee amounting to 0.5% p.a. calculated on the undisbursed part of the Facility. The commitment fee is payable on the last day of the Commitment Period directly to Eximbank.

10.3     Monitoring fee

The Borrower shall pay a monitoring fee amounting to EUR 5,500 directly to Eximbank on the disbursement day of first Loan but on [*] 2012 at the latest if no disbursement is made until that date.

10.4    Initial and modification costs

(a)
The Borrower shall, promptly on demand, pay the Bank the amount of all costs and expenses (including, among others, legal fees and notarization costs and the fees of any other advisors etc.) duly documented and reasonably incurred by the Bank in connection with the negotiation, preparation, execution and amendment of any Finance Document or in connection with any waiver declaration or approval provided by the Bank regarding the Finance Documents.

(b)	The Bank shall take all reasonable steps to mitigate the costs under point (a) above.

10.5     Enforcement costs

The Borrower shall, within five (5) Business Days of demand, pay to the Bank the amount of all costs and expenses (including, among others, legal fees and notarization costs, the fees of the any other advisor and any waiver fees, procedural fees and costs) duly documented and reasonably incurred in connection with the maintenance or enforcement of, or the preservation of any rights under, any Finance Document. The Borrower shall reimburse any costs or expenses payable by the Bank to Eximbank in connection with any event of default under the Eximbank Facility Agreement.

10.6    Break Costs

The Borrower shall, within five (5) Business Days of demand by Bank, pay to the Bank the Break Costs attributable to all or any part of the Loan prepaid by that Borrower on a day other than an Interest Payment Date.

10.7    Reimbursement of costs

The Bank shall be entitled to invoice the services arisen at the Bank, invoiced by a third party, as relayed services to the Borrower. In case of the occurrence of any costs determined in the present Clause the Bank shall send a payment notice or an invoice to the Borrower, and shall be entitled to debit the bank accounts of the Borrower with the amount to be paid.

11.	Default interest

If the Borrower does not meet any of its payment obligations defined in the Finance Documents or does not meet them by the deadline as set forth, the Borrower shall pay a default interest determined in the effective Condition List and General Terms of the Bank over and above the rate of interest determined in the Finance Documents, for the term of the delay and for the amount paid late. Furthermore, the Bank is entitled to claim from the Borrower the reimbursement of the default interest payable on the basis of the Eximbank Facility Agreement by the Bank.

PART VI
FURTHER PAYMENT OBLIGATIONS

12.	Tax gross-up

All payments to be made by the Borrower under the Finance Documents shall be made without any deductions or offsets on account of taxes. If, by operation of any law applicable to the Borrower, an amount due on account of taxes shall be deducted or withheld from the amount payable by the Borrower under the Finance Documents, the Borrower shall pay such additional amount as it is necessary to ensure that the Bank receive a net amount equal to the full amount they would have received if the deduction or withholding requirement were not in force.

13.	Increased costs

13.1    Payment of increased costs

Upon the demand of the Bank, the Borrower shall pay all the increased costs arising on the side of the Bank or any of its Affiliates in connection with the following:

(a)
any change in the conditions of the refinancing provided by Eximbank [in compliance with the regulations applicable to Eximbank] (including any change of interest, fee, cost or the introduction of any new item payable); [the amendment of this section shall be discussed with Eximbank]

(b)	any change in or adoption of law of any designation and content or in its interpretation or administration and/or

(c)	compliance with any new regulation introduced following the signing of this Credit Facility Agreement.

13.2     Increased costs

In this Credit Facility Agreement, "increased costs" means:

(a)
any additional and documented cost incurred by the Bank or its Affiliate as a result of entering into any Finance Document or performing, maintaining or funding the Bank’s obligations under any Finance Document; and/or

(b)
any additional and documented cost incurred by the Bank or its Affiliate in connection with the making, funding or maintaining all or any advances made or to be made by Bank under this Credit Facility Agreement; and/or

(c)	a reduction in any amount payable to the Bank; and/or

(d)
any additional and documented cost incurred by the Bank or its Affiliate as a result of the compliance with any capital adequacy or provisioning requirement or any other request from or requirements of any central bank or other fiscal, monetary or other authority.

14.	Indemnities and mitigation

14.1     Indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify the Bank against any loss or liability incurred by the Bank as a result of:

(a)	Occurrence of any Default; and/or

(b)	Non-performance or default in the performance of any payment obligation under the Finance Documents.

Furthermore, the Bank shall reimburse to the Bank any reasonable and documents costs and expenses which arise as a result of:

(a)	That the Bank examined any event which seemed to be an Event of Default; and/or

(b)	The Bank acted based on any notification which the Bank reasonably regarded as true and valid.

14.2    Mitigation

The Bank shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 13 (Increased costs) including transferring its rights and obligations under the Finance Documents to another Affiliate provided that it does not affect the Bank adversely based on the Bank’s reasonable opinion. This Clause shall not limit in any way the liability of the Borrower under Clause 13 (Increased costs).

PART VII
COLLATERALS

15.	Collaterals

The Borrower and the Owner (as applicable) provide the Collaterals as specified in the Uncommitted Credit Line Agreement for the purpose of securing the liabilities of the Borrower arising from or in connection with the Finance Documents in accordance with the Security Documents.

PART VIII
REPRESENTATIONS, UNDERTAKINGS, EVENTS OF DEFAULT

16.	Representations

The Borrower makes the representations and warranties set out in this Clause 16 to the Bank.

16.1     Status

(a)
The Borrower is a private company limited by shares (in Hungarian: zártkörűen működő részvénytársaság), duly incorporated and validly existing under the laws of Hungary and it qualifies as resident under the Act No. XCIII of 2001.

(b)	The registered seat of the Borrower is located in Hungary.

16.2     Power and authorization

(a)
The Borrower and the Owner have the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents to which it is a party.

(b)
The Borrower has obtained or will obtain all authorizations necessary for its business operation from time to time, and such authorizations are or, if not yet obtained, will be in full force and effect.

16.3     Binding obligations

The obligations expressed to be assumed by the Borrower in the Finance Documents and assumed by the Owner in the Joint and Several Guarantee Agreement are, to the best of their knowledge, legal, valid, binding and enforceable obligations.

16.4     No conflict

The entry into and performance by the Borrower of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation administrative or court decision applicable to the Borrower;

(b)	the deed of foundation or other corporate documents of the Borrower; or

(c)	any agreement, document or instrument to which the Borrower is a party or binding upon it or any of its assets.

16.5     No default

(a)	No Default has occurred and will result from the making of any utilization from the Facility.

(b)	No other event or circumstance has occurred or is outstanding which constitutes a default under any Finance Document.

(c)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Borrower or to which its assets are subject which could be reasonably expected to have a Material Adverse Effect.

16.6      Untrue or invalid statements

All the information provided by the Borrower to the Bank in connection with the Finance Documents are true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which such information is stated to be correct, and the Borrower is not aware of any material fact(s), event(s) or circumstance(s) that has/have not been disclosed to the Bank in writing which would reasonably be expected to, if disclosed, adversely affect the decision of a prudent commercial bank considering whether or not to provide finance to the Borrower.

16.7      Financial Reports of the Borrower

(a)	The Financial Reports have been prepared in accordance with Hungarian Accounting Standards, consistently applied.

(b)	The Financial Reports fairly represent the financial condition and operations of the Borrower as at the end of and for the relevant financial year.

16.8      No undisclosed Financial Indebtedness and liabilities

The Borrower does not have any undisclosed Financial Indebtedness or other material liabilities (contingent or otherwise) other than those arising under or in connection with the Finance Documents.

16.9      Pari passu ranking

The obligations of the Borrower under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatory preferred by insolvency, bankruptcy or winding up provisions of law applying to companies generally. The securities of the Financial Indebtedness of the Borrower do not provide preferable legal or financial conditions for other creditors of the Borrower comparing to those specified in the Finance Documents.

16.10   Insolvency and enforcement

(a)
The Borrower (i) is not insolvent (and has not been declared to be insolvent by operation of law or by a court), (ii) is not unable to pay its debts as they fall due, (iii) has not ceased or suspended making payment of its entire or substantial part of its indebtedness (or threatened to do so), and/or (iv) has not commenced negotiations or taken any step to the rescheduling or restructuring of its entire indebtedness (or a part thereof).

(b)	No moratorium is agreed or declared in respect of the entire or substantial part of the indebtedness of the Borrower.

(c)
No creditor of the Borrower has taken possession of all or any part of any of the Borrowers’ business or assets and no execution or other similar legal process is enforced against all or any part of such business or assets.

(d)	No bankruptcy, liquidation, winding up or similar proceeding is continuing against the Borrower and, to the best of the Borrower’s knowledge, no commencement of such proceeding has been threatened.

16.11   No proceedings

No litigation, arbitration or administrative proceedings of or before any court, arbitral body, agency or authority which could reasonably be expected to have a negative financial impact of the aggregate amount of more than HUF 200,000,000 have been started or is pending regarding the assets of the Borrower or regarding the shares of the Owner in the Borrower and to the best of its knowledge, no such proceeding has been threatened against it.

16.12   Compliance with laws

The Borrower is in compliance with and has not breached the provisions of the laws and regulations applicable to the Borrower.

16.13   Material adverse change

No event or circumstance has occurred or threatens which could reasonably be expected to have a Material Adverse Effect.

16.14   No Encumbrances

Other than the rights arising under the Finance Documents and the Permitted Encumbrances, no Encumbrance exist over or in relation to the assets of the Borrower and to the shares of the Owner in the Borrower.

16.15    Taxes

The Borrower has paid or discharged all taxes and duties due and payable by the Borrower within the period allowed for such payment (except in case the Borrower contested the given tax or duty payment in good faith and the payment has not been ordered by the final and non-appealable resolution of the authority) and the Borrower is otherwise in compliance with all tax laws (including any laws on duties) and regulations applicable to the Borrower.

16.16   Ownership of the Borrower

The shares in the Borrower representing 99.90% of the registered capital of the Borrower are exclusively owned by the Owner.

16.17   Borrower’s business activity

(a)	The Borrower does not carry on any business activity other than those defined in its deed of foundation at the date of this Credit Facility Agreement.

(b)	The Borrower possesses all the authorizations and approvals necessary for its business activity and they are effective and in compliance with the applicable laws and regulations.

16.18    Real Properties

The Borrower is the exclusive owner of the Real Properties and they are free of any claim, encumbrance or lawsuit other than the Permitted Encumbrances.

16.19    Collaterals

The Security Documents create valid and enforceable security interest in respect of the full outstanding principal amount and all interest, expenses, fees and other amounts payable under the Finance Documents.

16.20    No undisclosed arrangement

The Borrower has not entered into or otherwise does not have any agreement, contract, memorandum of understanding, term sheet or other arrangement with the Owner or any of its Affiliates which has not been expressly disclosed in writing to the Bank.

16.21   Export transactions

(a)
The Funded Export Transactions comply in all respects with the Eximbank Facility Agreement and do not fall within the scope of excluded transactions as set forth in the Eximbank Facility Agreement and comply with the conditions applicable to funded export transactions in the Eximbank Facility Agreement. Accordingly, the Funded Export Transactions are not re-export transactions and do not relate to the export of the following commodities:

i)	the possession and trade of which is contradictory to any laws and regulation;

ii)	which are Military Equipment;

iii)	which infringe the requirements of environmental laws; or

iv)	which are Agricultural Commodities.

(b)	The Funded Export Transactions do not fall within any prohibition provided for in the applicable Hungarian laws and international treaties.

(c)	The value of the Funded Export Transactions is more than twice as the amount of the total amount of the Facility.

16.22    Excluding grounds

None of the following circumstances exists in respect of the Borrower:

(a)	insolvency, winding-up or liquidation procedure is in force or commenced against the Borrower;

(b)	execution procedure commenced against the Borrower;

(c)	statutory termination procedure commenced against the Borrower before the court of company registry;

(d)
the Borrower has a public revenue indebtedness (or similar indebtedness) which expired for more than 60-days (except in case the tax authority granted payment moratorium or payment in installments to the Borrower);

(e)	the Borrower has any indebtedness expired for more than 15-days which arises from any credit facility, bank guarantee or financing leasing agreement;

(f)	the Borrower does not have the permissions necessary for the performance of the Funded Export Transactions;

(g)	the Borrower provides any activity which is against any environmental regulation;

(h)	the Borrower has not repaid any state subsidy contrary to the decision of the European Commission ordering the repayment of such subsidy;

(i)
within 3-year prior to the signing of this Credit Facility Agreement the Borrower did not comply with any of its liabilities undertaken in any subsidy agreement or in connection with any subsidy granted from any pre-accession fund of the EU or from the structural funds of the EU or from any subsystem of pubic fiscal budget and did not remedy it within the given grace period (if any) due to a ground attributable to the Borrower;

(j)	the main business activity of the Borrower is the production of weapons, ammunition, gambling, betting, financial agency, insurance, reinsurance, pension fund or other financial activity;

(k)
any procedure is initiated against the Borrower or any person indicated in schedule 1/a of the anti-corruption statement regarding any crime determined in the Hungarian Penalty Code as crime against public justice or crime against international public justice (title VII and VIII of the Hungarian Penalty Code) (corruption activities).

16.23   Representations relating to the Eximbank Facility Agreement

The Borrower represents that

(a)	it has not applied for the pre-financing of the Funded Export Transactions at any other financial institutions;

(b)	the grounds for exclusion as set out in the Eximbank Facility Agreement do not apply to the Borrower and the Funded Export Transactions;

(c)	the Borrower will keep the following documents for a period of 5 years after the termination of this Credit Facility Agreement in order to prove the completion of the Funded Export Transactions:

(i)	in case of sale of products to countries outside the European Union:

-	export invoices;

-	custom clearance declarations (including the date of performance)

(ii)	in case of sale of products to any country in the European Union:

-	export invoices;

-	data supply form (INTRASTAT) concerning sale of products sent to the Central Statistical Office as required by the relevant government decree on National Statistical Data Collection Programme.

16.24   Repetition

(a)	The representations set out in this Clause 16 are made by the Borrower at the date of the signing of this Credit Facility Agreement.

(b)
The representations set out in this Clause 16 are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilization Request, the date of each utilization and the first day of each Interest Payment Date.

17.	Information undertakings

17.1    Information

The Borrower shall inform the Bank within 10 calendar day calculated from the date when the Borrower became aware of:

(a)
the details of any force majeure, dispute, litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower which could reasonably be expected to have a Material Adverse Effect including any insolvency, liquidation, winding-up procedure;

(b)
the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against Borrower which could reasonably be expected to order the Borrower to pay any amount of minimum HUF 100,000,000;

(c)
any payment liability of the Borrower to a third party exceeding the amount of HUF 100,000,000, when the Borrower fails to satisfy such liability within 30 days from the date when a relevant payment becomes due;

(d)
details of any default, force majeure, dispute, litigation or similar event in connection with any arrangement (including any contract, agreement or other document) concluded with any third party, the value of which reaches HUF 200,000,000;

(e)	any damage occurred regarding any asset of the Borrower the restoration cost of which reaches HUF 100,000,000;

(f)	any other information regarding the financial conditions, the operation, business activity and ownership structure of the Borrower which the Bank reasonably requests.

17.2    Financial and other information

(a)
The Borrower shall deliver to the Bank information quarterly or anytime when the Bank reasonably requests regarding its activity, financial and other written information in the form and with the content satisfactory to the Bank and the Eximbank including (but not limited to) the following:

-	quarterly bank information data sheet;

-	quarterly ledger;

-	quarterly production data;

-	quarterly aged amount of receivables and liabilities;

-	export revenue;

-	summary of export invoices and custom clearance declaration in respect of product sales outside the European Union;

-	summary of the export invoices and INTRASTAT reports in respect of product sales inside the European Union.

(b)
The Borrower shall deliver the data (including Financial Report and statutory income statement) necessary for the monitoring of the financial covenants specified in the Uncommitted Credit Line Agreement within 30 days following the end of the given period.

(c)
The Borrower shall deliver its audited consolidated and non-consolidated Financial Report to the Bank as soon as it is available but no later than 10 March of the year following the relevant business year which shall indicate the maximum aggregate amount permitted to be paid by the Borrower under section IV/7 of the Uncommitted Credit Line Agreement in the following fiscal year.

(d)	Upon the Bank’s request the Borrower shall notify the Bank 15 calendar day in advance about any payment by the Borrower under section IV/7 of the Uncommitted Credit Line Agreement

(e)
Upon the Bank’s request, the Borrower shall verify that all of its invoices and custom clearance declarations are available and they are in compliance with the Eximbank Facility Agreement and this Credit Facility Agreement.

(f)
The Borrower shall permit that the Bank and Eximbank can regularly but at least in every 6 month period check export invoices, customs clearance declarations and INTRASTAT reports at any locations of the Borrower so that the Bank can ascertain that the underlying documents required for export invoices and customs clearance declarations submitted by the Borrower are available. During such checking by the Bank, the Borrower shall present the underlying documents to the Bank in relation to 5-5 invoices and customs clearance declarations chosen on a random basis. The Bank will check the form and substance of those documents and draw up a protocol. At the Measurement Dates, the amount of the Funded Export Transactions shall be twice as the amount of the loans provided to the Bank under the Eximbank Facility Agreement in the previous 12 months ago. This will be checked subsequently at the Monitoring Dates following the relevant Measurement Period.

(g)	The Borrower shall, within 10 Business Days after the relevant Monitoring Date, deliver information to the Bank in form and substance set out in Schedule 10 hereto and the following documents:

-	in case of sales to countries outside the European Union the summary of the customs clearance declarations (indicating the date of performance);

-
in case of sales to countries inside the European Union data supply form (INTRASTAT) concerning sale of products sent to the Central Statistical Office as required by the relevant government decree on National Statistical Data Collection Programme;

-	summary of the export invoices in all cases; furthermore

-	the profit and loss statement of the exporter which certifies the accounting of the export revenue.

(h)
In case the scope of the Funded Export Transactions specified in Schedule 9 hereto changes, the Borrower shall inform the Bank about the modification on the first Monitoring Date thereafter at the latest.

(i)	The Borrower undertakes that it will deliver all the information regarding its general, economic, financial and legal conditions which the Bank and/or Eximbank reasonable requests from time to time.

(j)	The Borrower shall deliver the information and data determined in this Clause in written form duly signed and in electronic form.

(k)
Upon the written request of the Bank, the Borrower shall deliver the annual report of the Owner (balance sheet, income statement, supplementary notes and business report), and if it is prepared, the related auditor’s report according to generally accepted accounting principles of the United States, to the Bank, within 10 calendar days after preparation, but not later than March 31st following the respective year, the quarterly call report in the required format within 45 days following each respective quarter of the year, and any additional information relating to the general, financial and legal position of the Owner, which the Bank from time to time reasonably requires.

(l)
The Borrower shall ensure that all the Financial Reports and financial information supplied under this Clause will be in compliance with the Act on Accounting and other applicable accounting regulations.

(m)
In accordance with point a) of section (1) of § 51 of the Act on Financial Institutions the Borrower authorizes the Bank that the Bank forwards all the information regarding the Borrower to Eximbank upon the request of Eximbank. The Borrower declares that Eximbank shall be entitled to monitor the application and documentation of the Loan provided under this Credit Facility Agreement.

17.3     Notification of Default

(a)	The Borrower shall notify the Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon request by the Bank, the Borrower shall supply to the Bank a certificate signed by two of its authorized signatories certifying that no Default is continuing, or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it.

18.	General undertakings

The undertakings in this Clause 18 remain in force from the date of the Credit Facilities Agreement for so long as any amount is outstanding under the Finance Documents.

18.1    Deed of foundation

Save for modifications required by mandatory provisions of law, no change to the deed of foundation of the Borrower may be made without the prior written consent of the Bank.

18.2    Change of business

The Borrower shall not change its business activity as contemplated by its deed of foundation in effect on the date of this Credit Facility Agreement without the prior written consent of the Bank.

18.3    Purpose

The Borrower shall apply the funds disbursed under this Credit Facility Agreement exclusively for the purpose determined in paragraph (a) of Clause 3.1 (Purpose of the Facility).

18.4    Bank accounts and financial services

(a)
In case the Borrower intends to use any additional financial service, the Borrower shall first approach any member of the Raiffeisen Group. If no other financial institution provides better offer than the Raiffeisen Group the Borrower shall use such financial services at the members of Raiffeisen Group.

(b)
The Borrower shall make sure that the total amount of its turnover is credited to a bank account held with the Bank and that the amount of such turnover shall exceed HUF 23,000,000,000 in any year otherwise the Borrower shall pay in any relevant year a one-off sanction fee for non-compliance in an amount equal to 0.2% of the amount whereby the actual turnover credited to the relevant bank account is less than HUF 23,000,000,000.

(c)	The Borrower shall maintain and operate its bank accounts in accordance with the provisions of this Credit Facility Agreement.

18.5    Authorizations

The Borrower shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Bank of,

any Authorization required under Hungarian Law to enable it to (i) perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in Hungary.

18.6    Pari passu ranking

(a)
The Borrower shall ensure that its obligations under the Finance Documents will at all times rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatory preferred by insolvency, bankruptcy, winding up and other law.

(b)
The Borrower shall ensure that no collateral provided in respect of any facility or loan granted to the Borrower grants more favorable position to any of the Borrower’s creditors than the position of the Bank under the Finance Documents in respect of the assets (including especially the Real Properties and receivables) being subject of the Collaterals.

(c)
The Borrower undertakes that, in case it grants, with the prior written consent of the Bank, more favorable position to any of the Borrower’s creditors than the position of the Bank under the Finance Documents (other than Permitted Encumbrances), it shall offer to the Bank the same conditions and collaterals granting a more favorable position to its other creditor.

18.7     Compliance with laws and contractual obligations

The Borrower shall comply with all (i) laws and regulations to which it is subject (including but not limited to any environmental laws and regulations) and (ii) its contractual obligations.

18.8     Loans, guarantees and investments

The Borrower shall not, without the prior written consent of the Bank, make any loans, grant any credit, give any guarantee or indemnity to or invest in any person (other than establishing a new Subsidiary providing services related to the carbon fibre production) except investments within the ordinary course of business (trade at stock exchanges, treasury or other similar transactions) or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person except providing credit to its buyers within the ordinary course of business.

18.9     Negative pledge

Save for the Permitted Encumbrances, the Borrower shall not create or permit to subsist any Encumbrance over any of its present or future assets in particular, it shall not allow that a pledge is established over any of its receivables or that any of its receivables is assigned to any third party.

18.10   Related party transactions

Save for any arrangements, contracts or transactions within the ordinary course of business and at an arm’s length basis (being in compliance with the Hungarian transfer price regulations to the extent applicable), the Borrower shall not enter into any arrangement or contract with the Owner, any of its Affiliates or any Affiliate of the Owner without the prior written consent of the Bank beyond the aggregate amount of HUF 200,000,000.

18.11   Insurance

(a)
The Borrower shall ensure that all proceeds paid under the Insurances are assigned to the Bank and that the Bank is nominated as assignee and beneficiary on the Insurance policy, and the documents evidencing that are provided to the Bank within five (5) Business Days from the date of this Credit Facility Agreement but not later than the first Utilization Date.

(b)	The Borrower shall ensure that the Insurances are maintained and the Insurance fees are properly paid.

18.12    Security Documents

(a)	The Borrower shall ensure that (following any registration as applicable) the Encumbrances created under the Security Documents constitute valid, binding and enforceable rights and obligations.

(b)
The Borrower shall ensure that the Encumbrances created under the Security Documents will be registered as required under the Security Documents and provide original copies of the documents evidencing such registration to the Bank.

18.13    Funded Export Transactions

(a)	The Borrower shall ensure that the Funded Export Transactions comply in all respects with the conditions under the Eximbank Facility Agreement and this Credit Facility Agreement.

(b)
The Borrower shall ensure that the total amount of the Funded Export Transactions at any time reaches or exceeds the total amount, multiplied by two, of the outstanding Loans as at the date falling twelve (12) months prior to the relevant date.

(c)
The Borrower shall within ten (10) Business Days of any change in the subject of any of the Funded Export Transactions, submit to the Bank the Certificate Of Hungarian Origin in respect of the new subject.

19.	Events of Default

Each of the events or circumstances set out in this Clause 19 is an Event of Default.

19.1    Non-payment

The Borrower does not pay on the due date any amount payable under this Credit Facility Agreement at the place at and in the manner in which it is expressed to be payable and such non-payment is remedied within three (3) Business Days of the date when the relevant payment became due.

19.2    Misrepresentation

Any representation or statement made or deemed to be made by the Borrower and/or the Owner in any Finance Document or any other document delivered by or on behalf of Borrower and/or the Owner under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and such failure, if it is capable of remedy, is not remedied promptly but in any case within fifteen (15) Business Days of the date when the Borrower becomes aware of the fact that the relevant representation or statement is or proves to have been incorrect or misleading.

19.3    Breach of obligations

The Borrower and/or the Owner does not comply with any provision of the Finance Documents to which it is a party and such failure, if it is capable of remedy, is not remedied promptly but in any case within fifteen (15) Business Days of the date when the Borrower and/or the Owner (as applicable) becomes aware of the non-compliance.

19.4    Cross-default

(a)	Any Financial Indebtedness of the Borrower exceeding the aggregate principal amount of HUF 200,000,000 is not paid when due or within any originally applicable grace period (if any).

(b)
Any Financial Indebtedness of the Borrower exceeding the aggregate principal amount of HUF 200,000,000 is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of the Borrower exceeding aggregate the principal amount of HUF 200,000,000 is cancelled or suspended by a creditor as a result of an event of default (however described).

(d)
Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness exceeding the aggregate principal amount of HUF 200,000,000 due and payable prior to its specified maturity as a result of an event of default (however described) except if the creditor waived such event of default.

(e)	The materiality threshold of HUF 200,000,000 shall not be applied in respect of Financial Indebtedness against any member of the Raiffeisen Group.

19.5    Insolvency

The Borrower (a) is insolvent (or is declared to be insolvent by operation of law or by a court), or (b) is unable to pay its debts, or (c) ceases or suspends making payment of its entire or substantial part of its indebtedness (or threatens to do so), or (d) commences negotiations or takes any step to the rescheduling or restructuring of its entire indebtedness (or a part thereof) because it is unable to pay or it is likely to be unable to pay, or (e) a moratorium is agreed or declared in respect of the entire or substantial part of its indebtedness.

19.6     Bankruptcy, winding-up and liquidation

Any corporate action, legal proceedings or other procedure or step is taken in relation to the bankruptcy, winding-up or liquidation of the Borrower unless the Borrower have taken the necessary measurements within 15-day calculated from the date when the Borrower became aware of the action or step, which according to the reasonable opinion of the Bank are sufficient to avoid the order of such procedure.

19.7     Court decisions

The Borrower does not comply with its payment or other obligation determined in any non-appealable decision by any court in the amount reaching HUF 100,000,000.

19.8     Finance Documents

Any Finance Document becomes unlawful and/or unenforceable, or it is or becomes unlawful and/or unenforceable for the Bank, the Borrower and/or the Owner to perform any of its obligations under any Finance Document.

19.9    Execution

Any execution or other legal process is enforced against all or any part of all or any part of the Borrower’s business or assets, or any third party takes possession of such business and assets or becomes entitled to do so except if the Borrower complies with all of its payment obligations within the deadline specified in the first payment notification of the executor. The exception shall not be applied in case the payment obligation reaches the aggregate amount of HUF 100,000,000.

19.10    Borrower’s business

The Borrower ceases to carry on or changes its business activity as contemplated by its deed of foundation in effect on the date of this Credit Facility Agreement.

19.11   Repudiation

Any of the Owner or the Borrower repudiates a Finance Document to which such the Owner or the Borrower is a party.

19.12   Public debt

Any tax, social security tax or other similar payment obligation is not paid by the Borrower within thirty (30) days of its becoming due and payable, and such non-payment could, in the reasonable opinion of the Bank, reasonably be expected to have a Material Adverse Effect.

19.13   Insurance event

Within sixty (60) days of the occurrence of any insurance event, the Parties do not agree in writing on the use of insurance proceeds paid by the insurance company under the Insurances and received or to be received by the Bank as the beneficiary of the Insurances. During the negotiations regarding the insurance event the Parties shall act on a best effort basis with due consideration to the possibility of the Borrower to continue its business and to its capacity to fulfil its payment obligations under the Finance Documents.

19.14   Governmental intervention

Any governmental or other authority nationalizes, compulsorily acquires, expropriates or seizes all or any part of the business, assets or revenues of the Borrower or any part of its registered and paid-up capital, or, as a result of any similar action, the Owner ceases to be the exclusive owner of the Borrower.

19.15    Funded Export Transactions

(a)	Any of the Funded Export Transactions does not comply with any provision of this Credit Facility Agreement or the Eximbank Facility Agreement.

(b)
The total amount of the Funded Export Transactions is at any time less than the total amount, multiplied by two, of the outstanding Loans as at the date falling twelve (12) months prior to the relevant date.

19.16    Eximbank Facility Agreement

The refinancing provided in respect of this Credit Facility Agreement fails as a result of any provision of the Eximbank Facility Agreement.

19.17    Misuse of funds

The Borrower applies the funds disbursed under this Credit Facility Agreement in any manner otherwise than stated in paragraph (a) of Clause 3.1 (Purpose of the Facility).

19.18    Termination events under the Civil Code

The occurrence of any event listed in Section 525 of the Civil Code.

19.19    Material adverse change

The occurrence of any event or circumstance which could, in the reasonable opinion of the Bank, reasonably be expected to have a Material Adverse Effect or the agreement with Vestas Wind Systems A/S dated June 11, 2004, as amended, is terminated for any reason.

19.20    Acceleration and other remedies

On and at any time after the occurrence of an Event of Default (which is continuing), the Bank may by notice to the Borrower:

(a)	cancel the Facility whereupon it shall immediately be cancelled; and/or

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Bank; and/or

(d)	block any bank account held by the Borrower with the Bank; and/or

(e)	enforce any Encumbrance created under the Security Documents.

PART IX
CHANGES TO PARTIES

20.	Assignments and transfers by the Bank

(a)
The Bank may, without the prior consent of the Borrower, assign any or all of its rights and/or transfer any or all of its rights and obligations under this Credit Facility Agreement and/or the other Finance Documents, provided that the administration of the Facility shall remain with the Bank regardless of the assignment and/or transfer. The Bank shall notify the Borrower and the Owner of the assignment and/or transfer within five (5) Business Days thereof.

(b)
Upon the assignment and/or transfer becoming effective, the rights and/or obligations of the Bank under this Credit Facility Agreement are terminated to the extent of the assigned and/or transferred rights and/or obligations.

21.	Changes to the Borrower and the Owner

The Borrower and/or the Owner may not, without the prior written consent of the Bank, assign any or all of its rights or transfer any or all of its obligations under this Credit Facility Agreement and/or the other Finance Documents

PART X
ADMINISTRATION

22.	Payments

22.1    Payments by the Borrower

On each date on which the Borrower is required to make a payment under any Finance Document, the Bank automatically debits the bank account(s) of the Borrower held with the Bank with the amount of the relevant payment. The Borrower shall ensure that the amount of the relevant due amount is available primarily on [the bank account No. [*]].

The Borrower hereby authorizes the Bank and the Bank shall be entitled (but, for the avoidance of doubt, not obliged) to collect any payments to be made by the Borrower under the Finance Documents by way of prompt collection orders against any bank account(s) of the Borrower held with the Bank. For the purpose of granting a prompt collection right to the Bank, the Borrower shall, at the request of the Bank, make any representation required by law.

The Bank shall be entitled to default interest under Clause 11 (Default interest) if the Borrower does not comply with its relevant payment obligation until its due date and the balance on the bank account(s) of the Borrower held with the Bank is not sufficient to cover the relevant payment obligation.

22.2    Partial payments

If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Bank shall be entitled to determine the application of the received amount.

22.3    No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

22.4     Currency of payments

(a)	Any due amount or any part thereof shall be paid in the currency in which it is outstanding on its due date.

(b)	Any amounts payable in respect of any costs or expenses shall be paid in the currency in which the relevant cost or expense has arisen.

(c)
If any amount payable by the Borrower under this Credit Facility Agreement is paid, for any reason, in a different currency (the “first currency”) than the currency in which it was payable in accordance with this Credit Facility Agreement (the “second currency”), and the amount in the first currency is not sufficient to cover the payment obligation determined in the second currency, then the Borrower shall promptly pay the amount of the positive difference resulting from converting the amount in the first currency to an amount in the second currency.

23.	Payment notice

The Bank shall send to the Borrower an eight (8) days’ prior notice, or, in case of intermediated service, a ten (10) days’ prior invoice, on the amount of the relevant payment becoming due and payable.

24.	Set-off by the Bank

The Bank may set off any matured obligation due from the Borrower under the Finance Documents against any matured obligation owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If any obligation is not calculated, then the Bank may set-off an amount reasonably estimated by the Bank as the amount of the relevant obligation.

25.	Notices

25.1    Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

25.2     The Borrower declares and undertakes that any written communication or document sent by the Bank by prepaid (“tértivevényes”) or other (“ajánlott”, “biztosított ajánlott külön szolgáltatással”) registered mail to the Borrower’s address provided herein, shall be deemed delivered to the addressee on the fifth day from the date of being sent (as evidenced) even in case the relevant communication or document could not actually be delivered or the addressee is not aware of the delivery. With regard to the foregoing, the Borrower shall ensure that a person entitled to receive any messages (its representative) is actually at the address provided herein. In case of failing to do so, for the purpose of gaining any advantage, the Borrower shall not refer to a person entitled to receive any messages (its representative) not being at the address provided herein.

25.3    Any communication to be made and any other document to be sent under or in connection with the Finance Documents shall be made in English, except the Parties agree otherwise.

25.4     The Bank shall notify the Owner about the occurrence of any Default simultaneously with the notification sent to the Borrower.

26.	Prima facie evidence and calculations

26.1    Bank account statements

The bank account statements related to the bank accounts opened and maintained with the Bank in connection with this Credit Facility Agreement are prima facie evidence in respect of the transactions contemplated therein, and the Borrower accepts their content as mandatory for itself.

26.2     Certificates

Any certificate or determination by the Bank of a rate, amount, Financial Indebtedness, Default or Event of Default is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3     Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

27.	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. In such case, the Parties shall replace the relevant provision with another provision, which is legal, valid, enforceable and from an economic and business point of view is similar to the replaced provision.

28.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Credit Facility Agreement are cumulative and not exclusive of any rights or remedies provided by law.

29.	Review

The Borrower acknowledges that the Bank may by five (5) days’ prior notice reasonably request to review the operation of the Borrower to the extent deemed necessary by the Bank at any time without disturbing the economic activity of the Borrower.

30.	Waiver from bank secret

As a waiver from any protection of bank secret and limitation regarding data protection, the Borrower agrees that any information or data (including but not limited to its balance sheet details and other data important for the purpose of risk analysis) relating to the Borrower or any of its Affiliates and obtained by the Bank as a result of its business relationship with the Borrower or any of its Affiliates may be processed, disclosed and presented. This authorization extends to the Bank’s internal procedures, any member of the Raiffeisen Group and the legal, technical or financial advisor of the Bank, to Eximbank or any other entity or authority to whom the given information or data shall be disclosed in accordance with the Eximbank Facility Agreement or with any applicable law.

31.	Data protection

The Borrower acknowledges that certain data relating to the Borrower or any of its Affiliates may be disclosed to the Bank, any member of the Raiffeisen Group and the law office preparing the loan documentation, provided that the disclosed data shall be kept as bank secret or attorney’s confidential information, as applicable. In accordance with the agreement between the Parties, the Bank may, for the purpose of optimizing its operations, disclose to contributors (e.g. market researchers) certain data relating to the Borrower and the Owner, which are necessary for the provision of service by the relevant contributor. In such case, the Bank shall be liable for the acts of the contributor as for its own acts. The Bank undertakes, with regard also to this provision, to handle the data of the Borrower and the Owner in accordance with the statutory provisions relating to bank secret.

32.	Central Credit Information System

By signing this Credit Facility Agreement, the Borrower authorizes the Bank to register, process, handle and forward to the financial institution managing the central credit information system (BISZ Központi Hitelinformációs Zrt.) any information, personal details in accordance with the Act on protection of personal details and public nature of data bearing public interest, related to the transactions contemplated in the Finance Documents, for the purpose of settlement, evidencing fulfillment of rights and obligations under this Credit Facility Agreement, risk analysis and risk management. The Borrower acknowledges that, in accordance with the relevant provisions of the Act on Financial Institutions, in case it does not fulfill its obligations under the Finance Documents, the Bank may forward the data determined by the Act on Financial Institutions (i.e. the data for identification and which are important with regard to the relevant obligation) to the central credit information system for the purpose of handling and registering. the Borrower acknowledges that the provision of data is voluntary and is based on approvals.

33.	Prior written consents

In any case where in accordance with the Finance Documents to which it is a party, the Borrower and/or the Owner (as applicable) may exercise any of its rights only with the prior written consent of the Bank,

(a)	the Borrower and/or the Owner (as applicable) shall send its related request in accordance with Clause 25 (Notices) of this Credit Facility Agreement; and

(b)	the Bank shall send the prior written consent or the reasonable decline of the request to the Borrower and/or the Owner (as applicable) within thirty (30) Business Days.

Non-reply by the Bank shall not in any case be deemed a waiver or the consent to the relevant request.

PART XI
GOVERNING LAW, JURISDICTION AND GOVERNING LANGUAGE

34.	Governing law

This Credit Facility Agreement shall be governed by, and construed in accordance with, Hungarian law.

Any issues not regulated by this Credit Facility Agreement shall be governed primarily by the General Business Terms and the Condition List of the Bank and secondarily, in case of any issues not regulated thereby either, the Civil Code, the laws in effect and relating to money circulation and bank credits as well as currencies. In case of any discrepancy between the Finance Documents and the General Business Terms or the Condition List, the provisions of the Finance Documents shall prevail. The General Business Terms and the Condition List of the Bank as amended from time to time constitute an inseparable part of this Credit Facility Agreement. The Borrower and the Owner declare that they have been provided with a copy of the General Business Terms and the Condition List in effect at the time of the signing of this Credit Facility Agreement, they have read the provisions thereof carefully and they accept such provisions to be binding upon them.

If there is any discrepancy between this Credit Facility Agreement and the Uncommitted Credit Line Agreement, the provisions set forth in this Credit Facility Agreement shall prevail. The definitions used in the Uncommitted Credit Line Agreement, unless provides otherwise, correspond to the definitions of this Credit Facility Agreement and the Security Documents, and the definitions used in the Security Documents, unless provides otherwise, correspond to the definitions of this Credit Facility Agreement.

35.	Jurisdiction

(a)
The Parties shall endeavour to settle any dispute arising between them in relation to this Credit Facility Agreement by way of an amicable compromise. Should nevertheless all such attempts fail, the Parties – unless it is stipulated otherwise in the subsequent paragraph of this Clause-shall subject themselves to the exclusive jurisdiction of the Permanent Court of Arbitration for Money and Capital Markets (‘Pénz- és Tőkepiaci Állandó Választottbíróság’), comprising of three arbitrators. According to the Act No. LXXI of 1994 on the Arbitration (‘1994. évi LXXI. törvény a választottbíráskodásról’), this Credit Facility Agreement shall additionally qualify as an agreement on arbitration..

(b)
The Parties agree that monetary claims arising from this Credit Facility Agreement may be enforced also via court orders for payment (in Hungarian: “fizetési meghagyásos eljárás”), and that if in connection with this Credit Facility Agreement a promissory note is issued, the Parties may also enforce their claims based on promissory note via court order proceedings. The Parties expressly agree that in the case of court order proceedings and lawsuits — should the court order procedure develop into a lawsuit, and irrespective of whether the proceeding has been initiated on the basis of a claim based on promissory note or not — the Parties shall subject themselves to the exclusive jurisdiction of the Budapest XX., XXI. and XXIII. District Courts (Budapesti XX., XXI. és XXIII. Kerületi Bíróságok).

36.	Governing language

This Credit Facility Agreement has been prepared and executed in the English language. In case of any translation of this Credit Facility Agreement, the English language version shall prevail.

37.	Effect and amendments

(a)
This Credit Facility Agreement comes into effect on the date of its signing and shall remain in effect for as long as any indebtedness or obligation of the Borrower is outstanding toward the Bank under the Finance Documents.

(b)	This Credit Facility Agreement may only be amended in writing executed by all Parties hereto in the form of either a notarial or a private deed.

(c)
The Parties declare that any amendment to interest rates, fees, costs and other conditions determined under this Credit Facility Agreement shall be governed by the provisions in Chapter XIX in part 1 of the General Business Conditions of the Bank. The Borrower acknowledges that in accordance with the provisions of the General Business Conditions referred to in the foregoing sentence the Bank the Bank is entitled to amend this Credit Facility agreement unilaterally.

38.	Schedules

Schedule 1: Form of Utilization Request

Schedule 2: Bank Accounts

Schedule 3: Form of anti-corruption declaration

Schedule 4: Form of environmental protection declaration

Schedule 5: Form of confidentiality declaration

Schedule 6: Form of declaration regarding the fulfillment of the purpose of the loan

Schedule 7: Form of money laundering declaration

Schedule 8: Form of declaration regarding representative of the Borrower

Schedule 9: Indicative list of Funded Export Transactions

Schedule 10: Report on loans refinanced by Eximbank

Schedule 11: Form of notice on fixing interest rate

Schedule 12: List of Real Properties

This Credit Facility Agreement has been entered into on the date stated at the beginning of this Credit Facility Agreement.

SIGNATORIES

The content of this Credit Facility Agreement constitute business secret and any copy or extract may be prepared with the prior written consent of the Bank. The duly authorized representatives of the Parties have properly signed this Credit Facility Agreement on behalf of the respective Parties as complying in all respects with their intentions on [*] 2012 in Budapest. The undersigned also declare that we have been handed over a copy of the General Business Terms and the Condition List of the Bank, we have carefully read and are aware of the provisions thereof and we accept such provisions to be binding upon us.

ZOLTEK VEGYIPARI ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG – as Borrower

RAIFFEISEN BANK ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG – as Bank

SCHEDULE 1
FORM OF UTILIZATION REQUEST

To:           Raiffeisen Bank Zrt.

From:       Zoltek Zrt.

Budapest, [*] 2012

Dear Sirs,

Facility Agreement Contract No.: [*] (the “Agreement”)

1	We refer to the Agreement. This is a Utilization Request. Terms defined in the Agreement have the same meaning in this Utilization Request unless given a different meaning in this Utilization Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilization Date:	[*] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[*]

Amount:	[*]

3
We confirm that each condition specified in Clauses 4.1 (Initial conditions precedent) and 4.2 (Further conditions precedent) is satisfied on the date of this Utilization Request, the representations made in Clause 16 (Representations) are true in all respects, the undertakings specified under the Finance Documents are met and no Default is continuing or would result from the utilization of the Loan.

4	We acknowledge that the utilization of the Loan described in this Utilization Request constitutes an irrevocable obligation for the Borrower.

5	The proceeds of this Loan should be credited to the Disbursement Account.

Yours faithfully,

______________________
Zoltek Zrt.

SCHEDULE 2
BANK ACCOUNTS

Bank	Account No.
Raiffeisen Bank Zrt.	[*]

SCHEDULE 3
Form of anti-corruption declaration

1.) Jelen nyilatkozat aláírásával kijelentjük, hogy legjobb tudomásunk szerint a Zoltek Vegyipari Zrt. (székhely: 2537 Nyergesújfalu, Varga József tér 1.,cégjegyzékszám: Cg. 11-10-001447, nyilvántartó cégbíróság a Tatabányai Törvényszék Cégbírósága, a továbbiakban: az „Ügyfél”) és a (a) RAIFFEISEN Bank Zrt. (székhely: 1054 Budapest, Akadémia u. 6, cégjegyzékszáma 01-10-041042, nyilvántartó cégbírósága a Fővárosi Törvényszék Cégbírósága, a továbbiakban: „Bank”) között megkötött hitelszerződéssel (a továbbiakban: „Származékos Kölcsönszerződés”) - melynek alapjául a Magyar Export-Import Bank Zártkörűen Működő Részvénytársaság (székhely: 1065 Budapest, Nagymező utca 46-48., cégjegyzékszám: 01-10-042594, nyilvántartó cégbíróság: a Fővárosi Törvényszék Cégbírósága) (a továbbiakban: Eximbank) által nyújtott refinanszírozási hitel szolgál - és az azzal kapcsolatos külkereskedelmi szerződéssel összefüggésben sem az Ügyfél, sem annak vezető tisztségviselője, vagy a képviseletre feljogosított tagja, alkalmazottja, illetőleg tisztségviselője, cégvezetője, valamint felügyelő bizottságának tagja, illetőleg ezek megbízottja, vagy az Ügyfél nevében egyébként eljáró személyek nem követtek/követnek el korrupciós jellegű cselekményt, és velük szemben ilyennel összefüggésben büntetőeljárást nem folytatnak. Továbbá sem a nevezett személyekkel, sem az Ügyféllel szemben a Származékos Kölcsönszerződés aláírását megelőző 5 éven belül Magyarországon

▪	nem indult eljárás korrupciós jellegű cselekmény alapos gyanúja miatt,
▪	nem emeltek vádat korrupciós jellegű cselekmény alapos gyanúja miatt,
▪	nem született jogerős marasztaló ítélet korrupciós jellegű cselekmény miatt.

2.) Kijelentjük, hogy legjobb tudásunk szerint az Ügyfél tagja vagy alkalmazottja az Ügyfél tevékenységi körében nem követett el az 1. pontban említett szerződésekkel kapcsolatban vagy azok megkötése érdekében korrupciós cselekményt, amelyet a vezető tisztségviselő, a cégvezető, illetőleg a felügyelő bizottság irányítási vagy ellenőrzési kötelezettségének teljesítésével megakadályozhatott volna.

3.) Tudomásul vesszük, hogy amennyiben ilyen cselekmény elkövetése miatt a fenti személyekkel szemben büntetőeljárás indult, azt kötelesek vagyunk az Eximbanknak bejelenteni.

4.) Büntetőjogi felelősségünk tudatában kijelentjük, hogy a külkereskedelmi szerződés megkötésével összefüggésben Ügyfél képviseletében nem járt el ügynök;

Tudomásul vesszük, hogy az Eximbank jogosult vizsgálni a külkereskedelmi szerződéshez kapcsolódó ügynöki szerződés(ek) tartalmát és a vizsgálat eredményétől függően megtagadhatja a származékos hitelszerződés megkötését illetve a megkötött hitelszerződés alapján a folyósítást.

Jelen nyilatkozat aláírásával tudomásul vesszük, hogy

-	a 2. pontban meghatározott eljárás megindítása esetén az Eximbank a hitel folyósítását felfüggesztheti, illetve a Származékos Kölcsönszerződés forrásául szolgáló Szerződést felmondhatja,

-
ha az Eximbank olyan információ birtokába jut, amely alapján feltételezhető, hogy az Ügyfél, illetve a képviseletében eljáró személyek korrupciós, illetve vesztegetésre irányuló cselekménnyel kapcsolatban érintett, feljelentést tesz.

2012. [*].

Az Ügyfél képviseletében: ……………………………….

SCHEDULE 4
Form of environmental protection declaration

nyilatkozat

Jelen nyilatkozat az OECD Államilag támogatott exporthitelek közös környezetvédelmi szemléletéről szóló Ajánlása alapján elvégzett környezetvédelmi átvilágítás kapcsán kerül kibocsátásra.

Jelen nyilatkozat aláírásával kijelentem, hogy a RAIFFEISEN Bank Zrt. (a továbbiakban „Bank”) és az Zoltek Zrt. (a továbbiakban ”Ügyfél”) között megkötendő Származékos Kölcsönszerződés kapcsán a környezetvédelmi kérdőívet(eket) a legjobb tudásomnak és a valóságnak megfelelően töltöttem ki.

2012. [*]

Az Ügyfél képviseletében: ……………………………….

Előszűrő kérdőív

Alapkérdés (K kategóriás ügyletek kiszűréséhez)	Igen	Nem
1. Az ügylet hitelezésének futamideje meghaladja-e a 2 évet? (a futamidő hosszát kérjük megadni)
2. Az ügylet olyan export ügylet-e, amely nem kapcsolódik semmilyen (új vagy meglévő) projekthez? (export tárgyát kérjük megjelölni: _______________________________)

Besoroló kérdés (A, B, C kategóriás ügyletek besorolásához)
3. Az ügylet új projekt-e?
4. Az ügylet olyan áru exportjára vonatkozik-e, amely egy meglévő projekt kibocsátásában vagy funkciójában tárgyi változtatást eredményez?
5. Az ügylet értéke nagyobb-e, mint 10 M SDR1?
6. A Mehib, más ECA2 vagy IFI3 kapcsolódik-e a finanszírozáshoz, biztosításhoz?
7. Az ügylet tárgya a fogadó ország jogszabályai szerint kötelező Környezeti Hatástanulmányhoz kötött-e?
8. Szenzitív gyanús-e az ügylet tárgya? (Szerepel-e az 1. sz. mellékletben található listán, a 25 szenzitív szektorról és a szenzitívnek tekintendő területekről).

1 Az SDR aktuális EUR és USD árfolyama az IMF (www.IMF.org) honlapján elérhető.
2 ECA (export credit agency), azaz exporthitel ügynökség.
3 IFI (Internationakl Financial Institution), azaz nemzetközi hitelintézet.

KÖRNYEZETVÉDELMI VIZSGÁLATI KÉRDŐIV

I) Ügyfél információk

A kérelmező, exportőr (beruházó) neve:
___________________________________
_____________________________________________________________________

Az exportőr (beruházó) szerepe: Fővállalkozó   Alvállalkozó

MEHIB Zrt. vagy más exporthitel ügynökség részt vesz-e az ügyletben?
Igen                                            Nem                                            Nem tudjuk

(ha igen, kérjük megnevezni: _________________________________________________)

Az ügyfélnek van e ráhatása a projekt/export műszaki megvalósítására Igen   Nem

II) Projekt információk

A projekt megnevezése: __________________________________________________
_____________________________________________________________________

A projekt:                          Új    Meglévő (Bővítés)    Meglévő (Csere)

Meglévő bővítés, csere esetén a beszállítás okoz-e anyagi, kibocsátási vagy funkcióbeli változást Igen  Nem

A változás mértékének és a meglévő projekttel való kapcsolódás jellegének részletes leírása: (kérjük csatolni!)

A projekt helye:

Ország: ________________________ Város: ______________________________
Készült-e bármiféle környezeti vizsgálat?                                                                                   Igen                       Nem                       Nem tudjuk (Ha igen, kérünk 1 pld-t csatolni a tanulmányból/anyagból!)

“Védett körzetben” lesz-e a projekt”4?                                                                                  Igen                       Nem                       Nem tudjuk

Van-e tudomása a körzetre, lakosságra gyakorolt bármiféle negatív hatásról?
(pl.: áttelepítés)                                                                 Igen                  Nem                       Nem tudjuk

Megfelelne-e az export/ projekt a célország környezetvédelmi előírásainak?
Igen                  Nem                       Nem tudjuk

Megfelelne-e az export/ projekt mértékadó nemzetközi szabványoknak, környezetvédelmi előírásoknak? Igen  Nem  Nem tudjuk

(Ha igen, kérjük megjelölni:
World Bank Safeguard Policies                                                                           IFC Performance Standard
MIGA’s Environm. Guidelines & Policies                                                                                                          Regional Development Bank
EU                                                                           Egyéb éspedig: ______________

4Pl. Trópusi erdő, nemzeti parkok, nemzeti rezervátumok, régészeti területek, Világörökség helyszínek, korallzátonyok stb.

Megszerezte-e az exportőr (beruházó) a minőségi vagy környezetvédelmi bizonyítványt?
Igen                                                                  Nem
(ha igen, kérjük megjelölni: ISO 9001/2 – ISO 14001 – EMAS – ISO 14040 – Ecolabel  – Vision 2000
ha igen, garantálja-e, hogy a fenti szabványt fogja alkalmazni a jelen ügyletre?
Igen                                         Nem

Folyamatban van-e valamely környezetvédelmi engedély vagy felhatalmazás megszerzése a célországtól?Igen  Nem  Nem tudjuk

III) Az Export/ projekt által érintett Környezeti elemek és hatások

1.Levegő kibocsátás IGEN  NEM  Nem jellemző

2. Vízfelhasználás és vizekre gyakorolt hatás
IGEN                 NEM                       Nem jellemző

3. Zajártalom (belső, külső) IGEN  NEM  Nem jellemző

4. Szennyvíz képződés IGEN  NEM  Nem jellemző

5. Veszélyes anyagok tárolása és felhasználása
IGEN                 NEM                       Nem jellemző

6. Előzetesen kitermelt föld felhasználása
IGEN                 NEM                       Nem jellemző

7. Egyéb (éspedig: ____________________________________________________
____________________________________________________________________)
A projekt környezeti hatásait érintő közmeghallgatás eredménye elfogadás volt-e?   IGEN  NEM  Nem tudjuk

Az exportőr kijelenti, hogy az export/projekt környezeti hatásai a jelen Kérdőív III) 1-7. pontban foglaltak tekintetében az alkalmazott szabvány szerinti tűréshatárok és/vagy környezetvédelmi előírások:

      -       alatt maradnak (megfelelnek),
      -       meghaladják (nem felelnek meg) (Kérjük részletezze:

                                                                                                                                                                                                                   ).

Az exportőr kijelenti továbbá, hogy a jelen kérdőívben leírt adatok és információk a valóságnak megfelelnek, és vállalja a környezetvédelmi ügyekre vonatkozó további információszolgáltatását, amennyiben a MEHIB Zrt./Eximbank szükségesnek ítéli.

Kelt: __________________, 201_. _____________ __.

Ügyfél cégszerű aláírása: _________________________

Illusztratív lista az érzékeny szektorokról és területekről

(olyan ügyletre alkalmazandó, mely lehet “zöldmezős” beruházás vagy meglévő projekt jelentős bővítése vagy átalakítása)

Az OECD megnevezés magyar megfelelője
Nyersolaj finomító (kenőolajgyártás nélkül) és 500 t/nap vagy e feletti szén vagy bitumen pala felhasználásával szén vagy bitumenpala lepárlás (elgázosítás, cseppfolyósítás)
Hőerőmű és más égetőmű 300 MW (amely egyenértékű 140 MW bruttó kimenő elektromos teljesítménnyel a gőz és egykörös gázturbinás erőműveknél) vagy több kimenő hőteljesítménnyel, és atomerőmű és más atomreaktor (kivéve a hasadóanyagok átalakítására és gyártására szolgáló kutatási létesítmények, melyek hőterhelése nem haladja meg a max. 1 Kwattot)

Nukleáris üzemanyagot előállító vagy dúsító létesítmény, a sugárzó nukleáris üzemanyag újrafeldolgozása, tárolása, végleges megsemmisítése, radioaktív hulladék megsemmisítése vagy feldolgozása.
Komplex vas és acélolvasztóművek öntöttvas és acél olvasztásra; pl. . berendezések kohászati úton vagy közvetlen redukcióval gyártott acélelőállításhoz; vagy  berendezések nem vastartalmú fémek ércből, koncentrátumokból vagy másodlagos anyagokból kohászati, kémiai úton vagy elektrolízis útján történő  előállítása

Azbeszttermelés, azbeszt és azbeszttermék feldolgozás: azbeszt-cement termék 20 ezer t/év késztermék előállítástól, azbeszt súrlódóanyag előállítása 50 t/év késztermék előállítástól, egyéb azbeszttermék előállítása 200 t/év azbesztfelhasználástól.

Ipari méretű vegyi üzemek, amelyekben olyan berendezések vannak funkcionálisan egymáshoz illesztve, amelyek szerves alapanyagokat, szervetlen alapanyagokat, foszfor-, nitrogén- és kálium alapú műtrágyákat ( egyszerű vagy összetett műtrágyák), növényvédő-szereket, rovarirtókat gyógyszeripari alapanyagokat kémiai vagy biológiai eljárással gyártanak; robbanóanyagok

Útépítés, gyorsforgalmú út, és vasút, és reptér, melyhez 2100 m v. hosszabb alaphosszúságú kifutópálya tartozik; új 4 vagy többsávos út építése, meglévő út 4 vagy többsávossá alakítása, ha az új út hosszúsága meghaladja a 10 km-t

Csővezeték, fogadóállomás és kiegészítő berendezések olaj és gáz és vegyi anyagok szállítására.
Tengeri kikötő, belföldi víziút, kikötő 1350 tonnánál nagyobb hordóképességű hajók számára; ki- és berakodásra szolgáló, szárazföldhöz és külső kikötőkhöz csatlakozó kereskedelmi kikötő, móló 1350 tonnánál nagyobb hordóképességű hajók számára (kompkikötők kivételével)

Veszélyes és mérgező hulladék/szemét égetéssel, kémiai kezeléssel vagy földeléssel való megsemmisítése
Nagy (14) duzzasztómű vagy víztározó
Felszín alatti vizek kinyerése és újrahasznosítása, 10 millió m3/év vízkivételtől
Fából és egyéb rostos anyagból történő ipari papír- és deszka gyártás 200 t/nap késztermék gyártástól
Tőzegkitermelés, kőfejtés és bányászat, fém vagy szénfeldolgozás
Kőolaj és földgáz kitermelés kereskedelmi célra
Kőolaj, kőolajtermék és vegyi termék tároló 200,000 tonnától
Nagyüzemi erdőkitermelés, fakitermelés
Lakossági szennyvíztisztító 150,000 fő felett
Háztartási szilárd hulladék feldolgozó és megsemmisítő
Nagyüzemi turizmus és kiskereskedelmi célú beruházás
Nagyüzemi villamos légvezeték építése
Nagyüzemi mezőgazdasági célú földhasználatra való áttérés
Nagyüzemi elsődleges mezőgazdaságba / erdőgazdálkodásba vonás, ami korábban érintetlen területek intenzív használatát vagy fejlesztését vonja maga után
Bőrfeldolgozó üzem 12 tonna késztermék/nap kapacitás felett
Intenzív baromfi vagy sertés nevelő több mint: 40,000 baromfi, vagy 2,000 db sertés (30 kg felett) vagy 750 anyakoca részére
Érzékeny helyszíneken megvalósítandó olyan beruházások, amelyeknek valószínűleg érzékelhető hatása lesz a helyszínre, még ha a beruházás kategóriája nem is szerepel a fenti listán. Ilyen érzékeny helyszínek a nemzeti parkok vagy más hazai és nemzetközi törvények által védett területek, továbbá nemzetközileg, hazai vagy regionális szempontból fontos helyszínek mint például lápok, régészeti vagy kulturális fontosságú területek, bennszülött etnikai népesség és egyéb sérülékeny csoportok számára jelentős területek.

Olyan projekt, amely az érintett területen élő lakosság jelentős számának kitelepítését vonja maga után

SCHEDULE 5
Form of confidentiality declaration

A Zoltek Vegyipari Zrt. (székhely: 2537 Nyergesújfalu, Varga József tér 1.,cégjegyzékszám: Cg. 11-10-001447, nyilvántartó cégbíróság a Tatabányai Törvényszék Cégbírósága, a továbbiakban: az „Ügyfél”) képviseletében a hitelintézetekről és a pénzügyi vállalkozásokról szóló 1996. évi CXII. törvény 51. § (1) bekezdésének a) pontja értelmében ezennel hozzájárulok/hozzájárulunk ahhoz, hogy a Magyar Export-Import Bank Zrt. (székhelye: 1065 Budapest, Nagymező utca 46-48., Cégjegyzékszám: 01-10-042594, KSH törzsszám: 10949638-6419-114-01) minden rendelkezésre álló, tudomására jutott, üzleti- vagy banktitkot képező, kockázatvállalással összefüggő tényt, információt, megoldást vagy adatot (a továbbiakban: „Adat”) korlátozás mentesen az MFB Magyar Fejlesztési Bank Részvénytársaság (MFB Zrt., 1051 Budapest, Nádor utca 31., cg. 01-10-041712), valamint a Magyar Fejlesztési Bank Részvénytársaságról szóló 2001. évi XX. törvény mellékleteiben mindenkor felsorolt társaságok, a 2001. évi XX. törvényben meghatározott feladatok ellátása érdekében alapított gazdasági társaságok, továbbá mindezen társaságok jogutódai (a továbbiakban ezen társaságok együttesen: MFB Csoport) tudomására hozza, és ezen Adatokat az MFB Csoport pénzügyi szolgáltatási, kiegészítő pénzügyi szolgáltatási vagy egyéb, az 1996. évi CXII. törvény alapján kockázatvállalásnak minősülő, illetőleg biztosítási szolgáltatási, befektetési szolgáltatási, vagy kiegészítő befektetési szolgáltatási tevékenysége kapcsán felhasználhassa, azzal a korlátozással, hogy ezen Adatokat – a vonatkozó jogszabályokban foglalt kivételekkel – nem hozhatja nyilvánosságra, és nem teheti az MFB Csoporton kívüli személyek számára hozzáférhetővé. Az MFB Csoportba tartozó társaságok tételes felsorolását, a társaságok személyében bekövetkező változásokat a hatályos jogszabályokban és az MFB Zrt. honlapján kísérem figyelemmel. Az Adatok felhasználási céljai a következők: MFB Csoport szintű ügyfél-adatbázis létrehozása, MFB Csoport szintű nagykockázat-vállalási korlát, valamint limit megállapítása és figyelése, az Ügyfélre vonatkozó, újabb kockázat vállalása szempontjából releváns Adat megosztása, statisztikai célú elemzések készítése, a termékfejlesztési munka támogatása.

Kelt: 2012. [*].

Az Ügyfél képviseletében:

SCHEDULE 6
Form of declaration regarding the fulfillment of the purpose of the loan

Jelen nyilatkozat aláírásával a Zoltek Vegyipari Zrt. (székhely: 2537 Nyergesújfalu, Varga József tér 1.,cégjegyzékszám: Cg. 11-10-001447, nyilvántartó cégbíróság a Tatabányai Törvényszék Cégbírósága, a továbbiakban: az „Ügyfél”) kijelentem, hogy a legjobb tudomásom szerint a RAIFFEISEN Bank Zrt. (székhely: 1054 Budapest, Akadémia u. 6, cégjegyzékszám: cégjegyzékszáma 01-10-041042, nyilvántartó cégbíróság: Fővárosi Bíróság; a továbbiakban: a „Bank”) által nyújtandó [*] összegű maximum [*] hónap futamidejű Származékos Kölcsönszerződéssel Finanszírozott Exportügylet megfelel a Származékos Kölcsönszerződésben előírt feltételeknek.

Kijelentem továbbá, hogy üzleti terveink szerint a Származékos Kölcsönszerződés teljes futamideje alatt rendelkezni fogunk a Származékos Kölcsönszerződésben előírt megfelelő összegű exportszerződéssel vagy visszaigazolt megrendelés állománnyal, azaz a finanszírozott exportügylet éves mértéke a Származékon Kölcsön folyósítási időpontjában, majd azt követően a Származékon Kölcsön folyósítási időpontjának évfordulóin legalább a folyósított, illetve fennálló Származékos Kölcsön összegének kétszeresét teszi ki.

Tudomásul vesszük, hogy amennyiben a finanszírozás futamideje alatt bármikor a Származékos Kölcsönszerződésben előírt Finanszírozott Exportügylet részben vagy egészben meghiúsul, kötelesek vagyunk haladéktalanul, arányosan előtörleszteni a felvett kölcsönt.

Kelt: 2012. [*]

Az Ügyfél képviseletében:

SCHEDULE 7
Form of money laundering declaration

Számlatulajdonos	ÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Számlaszám	AÄÁÄÁÄÁÄU-AÄÁÄÁÄÁÄÁÄÁÄU-AÄÁÄÁÄU AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁ
Tényleges tulajdonosi5nyilatkozat6 jogi személy vagy jogi személyiséggel nem rendelkező szervezet (Számlatulajdonos) részére a 2007. évi CXXXVI. Törvény 8.§ (1-2) bek. alapján

Alulírott AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU, mint a Számlatulajdonos képviselője büntetőjogi felelősségem tudatában nyilatkozom, hogy

a)
a Számlatulajdonos a saját nevében illetve érdekében jár el, mivel annak nincs olyan tulajdonosa, aki a vonatkozó jogszabályban a tényleges tulajdonosokra előírt feltételeknek (lásd: lábjegyzet) megfelel. (Amennyiben ezt a pontot választotta, karikázza be az a) jelet. Ebben az esetben a b) pontot nem kell kitölteni!)

b)	a Számlatulajdonos tényleges tulajdonosai:

Tényleges tulajdonos neve:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Születéskori neve, ha különbözik:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Lakcíme:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Állampolgársága:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU

Tényleges tulajdonos neve:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Születéskori neve, ha különbözik:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Lakcíme:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Állampolgársága:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU

5 Tényleges tulajdonos: a) az a természetes személy, aki jogi személyben vagy jogi személyiséggel nem rendelkező szervezetben a szavazati jogok vagy a tulajdoni hányad legalább huszonöt százalékával rendelkezik, ha a jogi személy vagy jogi személyiséggel nem rendelkező szervezet nem a szabályozott piacon jegyzett társaság, amelyre a közösségi jogi szabályozással vagy azzal egyenértékű nemzetközi előírásokkal összhangban lévő közzétételi követelmények vonatkoznak,
b) az a természetes személy, aki jogi személyben vagy jogi személyiséggel nem rendelkező szervezetben - a Polgári Törvénykönyvről szóló 1959. évi IV. törvény (a továbbiakban: Ptk.) 685/B. § (2) bekezdésében meghatározott - meghatározó befolyással rendelkezik. (A befolyással rendelkező akkor rendelkezik egy jogi személyben meghatározó befolyással, ha annak tagja, illetve részvényese és
ba) jogosult e jogi személy vezető tisztségviselői vagy felügyelőbizottsága tagjai többségének megválasztására, illetve visszahívására, vagy
bb) a jogi személy más tagjaival, illetve részvényeseivel kötött megállapodás alapján egyedül rendelkezik a szavazatok több mint ötven százalékával
c) az a természetes személy, akinek megbízásából valamely ügyleti megbízást végrehajtanak.
Alapítvány esetében tényleges tulajdonos: az a természetes személy,
1. aki az alapítvány vagyona legalább huszonöt százalékának a kedvezményezettje, ha a leendő kedvezményezetteket már meghatározták,
2. akinek érdekében az alapítványt létrehozták, illetve működtetik, ha a kedvezményezetteket még nem határozták meg, vagy
3. aki tagja az alapítvány kezelő szervének, vagy meghatározó befolyást gyakorol az alapítvány vagyonának legalább huszonöt százaléka felett, illetve az alapítvány képviseletében eljár
  6 A ki nem töltött részeket át kell húzni

Tényleges tulajdonos neve:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Születéskori neve, ha különbözik:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Lakcíme:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Állampolgársága:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU

Tényleges tulajdonos neve:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Születéskori neve, ha különbözik:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Lakcíme:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU
Állampolgársága:	AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU

Tudomásul veszem, hogy amennyiben valamely ügyleti megbízás tényleges tulajdonosa eltér a jelen nyilatkozatban feltüntetett személytől, úgy ezen megbízáshoz új Tényleges Tulajdonosi Nyilatkozatot kell kitölteni és aláírni! Tudomásom van arról, hogy 5 (öt) napon belül köteles vagyok bejelenteni a szolgáltatónak a fenti adatokban, vagy saját adataimban bekövetkező esetleges változásokat és e kötelezettség elmulasztásából eredő kár engem terhel.

Dátum: AÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄÁÄU, AÄÁÄÁÄÁÄU. év AÄÁÄU. hó AÄÁÄU. nap	……………………………………………………… Aláírás

SCHEDULE 8
Form of declaration regarding representative of the Borrower

Az Ügyfél adatai:
Cégnév/rövidített cégnév:
Székhely:
Cégjegyzékszám:
Nyilvántartó (bíróság):
Fő tevékenységi kör:

A képviselő/meghatalmazott természetes személy(ek) adatai7
Családi és utónév:
Születéskori név (leánykori név):
Anyja neve:
Születési hely, idő:
Állampolgárság:
Lakcím:
Azonosítási okmány típusa:
Azonosítási okmány száma:

Az azonosítási adatlapot rögzítő Ügyintéző neve: …

Ügyintéző aláírása: -----------------------------------------------------------

Záradék: Alulírott ----------------------------------------------------------- , mint a ----------------------------------------------------------- (székhelye: ----------------------------------------------------------, cégjegyzékszáma: ----------------------------------------------------------, nyilvántartója:  ----------------------------------------------------------) (a) önálló cégjegyzési joggal rendelkező képviselője, (b) együttes cégjegyzési joggal rendelkező képviselői, (c) meghatalmazott képviselője (képviselői)8, jelen nyilatkozat aláírásával büntetőjogi felelősségem (felelősségünk) tudatában kijelentem (kijelentjük), hogy a fentiekben rögzített adatok a valóságnak megfelelnek. Jelen nyilatkozat aláírásával kijelentem (kijelentjük) továbbá, hogy tudomásom (tudomásunk) van arról, hogy 5 (öt) munkanapon belül köteles(ek) vagyok (vagyunk) írásban tájékoztatni a Raiffeisen Bank Zrt-t a fenti adatokban bekövetkező bármely változásról.

Kelt: : -----------------------------------------------------------, : -----------------------------------------------------------

Az Ügyfél képviseletében (cégszerű aláírás): : -----------------------------------------------------------

7 Több képviselő együttes eljárása esetén képviselőnként külön-külön azonosítási adatlap kitöltése szükséges
8 Megfelelő rész aláhúzandó

SCHEDULE 9
Indicative list of Funded Export Transactions

EXPORT KIMUTATÁS						adatok eEUR

	Tény	Terv
MEGNEVEZÉS*	2011	2012	2013	2014	2015	2016
Area 2. (Közép-Európa)
Area 3. (Latin nyelvterület)
Area 4. (Német nyt.+Észak-EU.)
Area 5. (Angolszász ny.ter.)
Area 6. (Francia ny.ter.)
Area 7. (Oroszország)
Area 8. (FÁK államok)
Area 9. (Közel-Kelet)
Area 10. (Dél-Kelet-Ázsia)

Összesen:

* Area részlezetés
Area 2. (Közép-Európa)
Lengyelország, Csehország, Szlovákia, Románia + egyéb
Area 3. (Latin nyelvterület)
Olaszország, Spanyolország, Portugália, Brazília + egyéb
Area 4. (Német nyt.+Észak-EU.)
Baltikum, Dánia, Németország, Ausztria + egyéb
Area 5. (Angolszász ny.ter.)
USA, Kanada, Anglia + egyéb
Area 6. (Francia ny.ter.)
Franciaország, Algéria, Marokkó + egyéb
Area 8. (FÁK államok)
Ukrajna, Belorusszia, Kazahsztán + egyéb
Area 9. (Közel-Kelet)
Törökország, Irán, Szingapúr + egyéb
Area 10. (Dél-Kelet-Ázsia)
Kína, Hongkong, Indonézia, Szingapúr + egyéb

SCHEDULE 10
Report on loans refinanced by Eximbank

ellenőrzött időszak: 201........-tól 201.........-ig

A)	Az ügylet alapadatai

1	Refinanszírozott Ügyfél (exportőr)
2	Refinanszírozási Kölcsönszerződés hivatkozási száma
3	Refinanszírozási Kölcsönszerződés aláírásának dátuma
4	Származékos Kölcsönszerződés hivatkozási száma
5	Származékos Kölcsönszerződés aláírásának dátuma
6	Folyósítás összege és devizaneme
7	Folyósítás (kereskedelmi bank számára)
8	Folyósítás időpontja az ügyfél számára
9	Végső lejárata
10	Refinanszírozási Kölcsön fennálló összege (EUR)
11	Esetlegesen felmerült problémák az export megvalósulásánál
12	Az export megvalósulását igazoló okiratok őrzési helye

B)	A refinanszírozott ügyfél aktuális adatai

	Gazdálkodási adatok (időpont)	ezer HUF

13	Értékesítés nettó árbevétele
14	Export értékesítés nettó árbevétele
15	Üzemi eredmény
16	Mérleg szerinti eredmény
17	Mérlegfőösszeg
18	Saját tőke
19	Jegyzett tőke

Egyéb adatok
20	Átlagos statisztikai állományi létszám (fő)

Beszállítói kör
21	Magyar beszállítók (HUF)
22	Magyar beszállítók (darab)
23	Külföldi beszállítók (HUF)

C)	A refinanszírozott ügylet aktuális adatai (vevőnkénti bontásban)

24	Refinanszírozott export ügylet külföldi vevője
25	Reláció
26	Megvalósult export (EUR)
27	Deviza

Dátum:

Ügyfél, aláírása

SCHEDULE 11
Form of notice on fixing interest rate

Hivatkozunk a Raiffeisen Bank Zrt. (1054 Budapest, Akadémia u. 6., a továbbiakban: Bank) és a a Zoltek Vegyipari Zrt. (székhely: 2537 Nyergesújfalu, Varga József tér 1.,cégjegyzékszám: Cg. 11-10-001447, nyilvántartó cégbíróság a Tatabányai Törvényszék Cégbírósága, a továbbiakban: az „Adós”) között …-én napján … számon … összegben létrejött Hitelszerződésre (a továbbiakban: Szerződés). A Szerződésben használt fogalom-meghatározások - eltérő kikötés hiányában - a jelen Kamatláb Értesítőben is azonos jelentéssel bírnak.

Ezúton tájékoztatjuk, hogy a Magyar Export-Import Bank Zrt. (EXIMBANK) és a Bank között aláírt Refinanszírozási Hitelszerződésben az … CIRR kamatláb évi …….% -ban lett megállapítva.

A Szerződés értelmében a Szerződésben kikötött … CIRR kamatláb mértéke megegyezik a Refinanszírozási Hitelszerződésben rögzített … CIRR kamatláb mértékével, amelyet Adós a jelen Kamatláb Értesítő záradékolásával vesz tudomásul és elfogad. A Bank és az Adós által aláírt Kamatláb Értesítő a Szerződés elválaszthatatlan mellékletét képezi.

Fentiekre tekintettel kérjük, hogy a jelen Kamatláb Értesítőt annak záradéka aláírását követően haladéktalanul küldje vissza a Bank részére.

…, ……………..

Raiffeisen Bank Zrt. mint Bank Képviseli:
név:

beosztás:

név:

beosztás:

ZÁRADÉK

Alulírott ……………………(………………) mint Adós a jelen záradék aláírásával kijelentem, hogy a jelen Kamatláb Értesítőben meghatározott … CIRR kamatláb mértékét tudomásul veszem, elfogadom és kérem.

……….., ……………..

Zoltek Vegyipari Zrt. mint Adós Képviseli:
név:

beosztás:

név:

beosztás:

SCHEDULE 12
LIST OF REAL PROPERTIES

Top. lot no. of the Real Property
Nyergesújfalu, 392 (inner belt area)
Nyergesújfalu, 394 (inner belt area)
Nyergesújfalu, 395 (inner belt area)
Nyergesújfalu, 396 (inner belt area)
Nyergesújfalu, 397/2 (inner belt area)
Nyergesújfalu, 403 (inner belt area)
Nyergesújfalu, 423/8 (inner belt area)
Nyergesújfalu, 423/11 (inner belt area)
Nyergesújfalu, 423/12 (inner belt area)
Nyergesújfalu, 423/13 (inner belt area)
Nyergesújfalu, 423/15 (inner belt area)
Nyergesújfalu, 423/16 (inner belt area)
Nyergesújfalu, 425/7 (inner belt area)
Nyergesújfalu, 425/10 (inner belt area)
Nyergesújfalu, 03/7 (outer belt area)
Nyergesújfalu, 415 (inner belt area)
Nyergesújfalu, 423/14 (inner belt area)
Nyergesújfalu, 416 (inner belt area)
Nyergesújfalu, 421/1 (inner belt area)
Nyergesújfalu, 421/4 (inner belt area)
Nyergesújfalu, 422 (inner belt area)
Nyergesújfalu, 423/3 (inner belt area)
Nyergesújfalu, 423/4 (inner belt area)
Nyergesújfalu, 423/7 (inner belt area)
Nyergesújfalu, 423/9 (inner belt area)
Nyergesújfalu, 423/10 (inner belt area)
Nyergesújfalu, 425/2 (inner belt area)
Nyergesújfalu, 425/5 (inner belt area)
Nyergesújfalu, 1804/2 (inner belt area)

Nyergesújfalu, 1805/2 (inner belt area)
Nyergesújfalu, 1807/2 (inner belt area)
Nyergesújfalu, 423/17 (inner belt area)
Nyergesújfalu, 423/6 (inner belt area)
Nyergesújfalu, 425/4 (inner belt area)
Nyergesújfalu, 426/1 (inner belt area)
Nyergesújfalu, 425/6 (inner belt area)
Nyergesújfalu, 425/8 (inner belt area)
Nyergesújfalu, 425/9 (inner belt area)
Nyergesújfalu, 426/2 (inner belt area)
Nyergesújfalu, 426/3 (inner belt area)
Nyergesújfalu, 426/4 (inner belt area)
Nyergesújfalu, 426/5 (inner belt area)
Nyergesújfalu, 426/6 (inner belt area)